EXHIBIT 10.1

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of January 14, 2003

                                      among

                           TRIMBLE NAVIGATION LIMITED,
                                 as the Company,

                            THE SUBSIDIARY BORROWERS,

                       THE INSTITUTIONS FROM TIME TO TIME
                           PARTIES HERETO AS LENDERS,

                            THE BANK OF NOVA SCOTIA,
             as Administrative Agent, Issuing Bank, and Swing Line
                                      Bank,

                              FLEET NATIONAL BANK,
                              as Syndication Agent,

                                       and

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent,
                   -------------------------------------------

                                   Arranged By

                            THE BANK OF NOVA SCOTIA,
                     as Lead Arranger and Sole Book Runner,

                                       and

                             FLEET SECURITIES, INC.,
                                 as Co-Arranger



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                                       -2-

                      AMENDED AND RESTATED CREDIT AGREEMENT


         This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 14, 2003, is entered into by and among, TRIMBLE NAVIGATION LIMITED, a California corporation (the "Company"), the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to Section 14.3, THE BANK OF NOVA SCOTIA ("BNS"), in its capacity as administrative agent for itself and the other Lenders (the "Administrative Agent"), FLEET NATIONAL BANK, in its capacity as syndication agent (the "Syndication Agent"), and BANK OF AMERICA, N.A., in its capacity as documentation agent (the "Documentation Agent").


R E C I T A L S:

         A. Pursuant to the Credit Agreement, dated as of July 14, 2000 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "Existing Credit Agreement"), among the Company, the various financial institutions and other Persons from time to time parties thereto as lenders (the "Existing Lenders"), the Syndication Agent, BNS, as documentation agent, and ABN Amro Bank N.V., as administrative agent thereunder, the Existing Lenders were committed to make extensions of credit to the Company and the Subsidiary Borrowers on the terms and conditions set forth therein and made revolving loans (the "Existing Revolving Loans") and term loans (the "Existing Term Loans", and collectively with the Existing Revolving Loans, the "Existing Loans") to the Company and the Subsidiary Borrowers.

         B. In order to provide for the ongoing working capital and general corporate needs of the Company, the Company desires to, among other things, continue certain of the Existing Loans as Loans under this Agreement and to obtain the commitments to make Loans set forth herein.

         C. The Company has requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Company pursuant to the terms of this Agreement, and the Lenders (including the Existing Lenders) have agreed (subject to the terms of this Agreement) to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by the parties to the Existing Credit Agreement that (a) the commitments which the Existing Lenders have agreed to extend to the Company under the Existing Credit Agreement shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement and (b) the Existing Loans and other Obligations outstanding under the Existing Credit Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained in this Agreement, with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement (each of which shall hereafter have no further effect upon the parties thereto, other than for accrued fees and expenses, and indemnification provisions, accrued and owing under the terms of the Existing Credit Agreement on or prior to the date hereof or arising (in the case of an indemnification) under the terms of the Existing Credit Agreement); provided that any Hedging Agreements with any one or more Existing Lenders (or their respective Affiliates) shall continue unamended and in full force and effect.

     D. All Obligations are and shall continue to be secured by, among other things, the Collateral Documents and the other Loan Documents.

     E. The Lenders are willing to extend such financial accommodations on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:


ARTICLE I:  DEFINITIONS

         1.1 Certain Defined Terms. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (a) acquires any going business concern or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.

         "Acquisition Documents" means the Stock and Asset Purchase Agreement, the documents evidencing the Subordinated Seller Debt and the other documents, certificates and agreements delivered in connection with the Spectra Precision Acquisition.

         "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 12.11.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loan(s) made by some or all of the Lenders to the applicable Borrower of the same Type and, in the case of Eurocurrency Rate Advances and Alternate Currency Loans, in the same currency and for the same Interest Period.

         "Affected Lender" is defined in Section 2.20 hereof.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

         "Aggregate Revolving Loan Commitment" means, as of any date of determination, the sum of (a) the Aggregate Tranche A Revolving Loan Commitment as of such date, (b) the Aggregate Tranche B Revolving Loan Commitment as of such date, (c) the Aggregate Tranche C Revolving Loan Commitment as of such date and (d) the Aggregate Tranche D Revolving Loan Commitment as of such date.

         "Aggregate Tranche A Revolving Loan Commitment" means the aggregate of the Tranche A Revolving Loan Commitments of all the Lenders, as they may be adjusted from time to time pursuant to the terms hereof. The Aggregate Tranche A Revolving Loan Commitment shall not be greater than the difference between the Aggregate Tranche C Revolving Loan Commitment and Fifty Million and 00/100 Dollars ($50,000,000.00).

         "Aggregate Tranche B Revolving Loan Commitment" means the aggregate of the Tranche B Revolving Loan Commitments of all the Lenders, as they may be adjusted from time to time pursuant to the terms hereof. The Aggregate Tranche B Revolving Loan Commitment shall not be greater than the difference between the Aggregate Tranche D Revolving Loan Commitment and Fifty Million and 00/100 Dollars ($50,000,000.00).

         "Aggregate Tranche C Revolving Loan Commitment" means the aggregate of the Tranche C Revolving Loan Commitments of all the Lenders, as they may be adjusted from time to time pursuant to the terms hereof. The Aggregate Tranche C Revolving Loan Commitment shall not be greater than Fifty Million and 00/100 Dollars ($50,000,000.00).

         "Aggregate Tranche D Revolving Loan Commitment" means the aggregate of the Tranche D Revolving Loan Commitments of all the Lenders, as they may be adjusted from time to time pursuant to the terms hereof. The Aggregate Tranche D Revolving Loan Commitment shall not be greater than Fifty Million and 00/100 Dollars ($50,000,000.00).

         "Agreed Currencies" means (a) Dollars, (b) so long as such currency remains an Eligible Currency, euros, and (c) any other Eligible Currency which the applicable Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is agreed to by all of the Lenders with a Tranche B Revolving Loan Commitment and a Tranche D Revolving Loan Commitment; provided that the Administrative Agent shall promptly notify each such Lender of each such request and each such Lender shall be deemed not to have agreed to each such request unless and until its written consent thereto has been received by the Administrative Agent.

         "Agreement" means, on any date, the Existing Credit Agreement as amended and restated hereby and as further amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

         "Agreement Accounting Principles" means generally accepted accounting principles as applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 6.4 hereof; provided that for the purposes of determining compliance with the financial covenants set forth in Section 7.4 hereof, "Agreement Accounting Principles" means generally accepted accounting principles as in effect as of the date of this Agreement.

         "Alternate Base Rate" means, for any day, a fluctuating rate of interest per annum equal to in the case of Loans in Dollars, the higher of (a) the Prime Rate for such day and (b) the sum of (i) the Federal Funds Effective Rate for such day and (ii) one half percent (.50%) per annum and in the case of Loans in other Eligible Currencies, the comparable rate for such other Eligible Currency, as reasonably determined by the Administrative Agent or the Alternate Currency Bank, as applicable.

         "Alternate Currency" shall mean any Eligible Currency which is not an Agreed Currency and which the applicable Borrower requests the applicable Alternate Currency Bank to include as an Alternate Currency hereunder and which is acceptable to the applicable Alternate Currency Bank and with respect to which an Alternate Currency Addendum has been executed by a Subsidiary Borrower or the Company and the applicable Alternate Currency Bank in connection therewith.

         "Alternate Currency Addendum" means an addendum substantially in the form of Exhibit H hereto with such modifications thereto as shall be approved by the applicable Alternate Currency Bank and the Administrative Agent.

         "Alternate Currency Bank" means BNS and any other Lender with a Tranche B Revolving Loan Commitment or a Tranche D Revolving Loan Commitment (or any Affiliate, branch or agency thereof) to the extent it is party to an Alternate Currency Addendum as the "Alternate Currency Bank" thereunder. If any agency, branch or Affiliate of such Lender shall be a party to an Alternate Currency Addendum, such agency, branch or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Lender hereunder; provided that such Lender shall to the exclusion of such agency, branch or Affiliate, continue to have all the voting rights vested in it by the terms hereof.

         "Alternate Currency Borrowing" means any borrowing consisting of a Loan made in an Alternate Currency.

         "Alternate Currency Commitment" means, for any Alternate Currency Bank for each Alternate Currency, the obligation of such Alternate Currency Bank to make Alternate Currency Loans not exceeding the Dollar Amount set forth in the applicable Alternate Currency Addendum, as such amount may be modified from time to time pursuant to the terms of this Agreement and the applicable Alternate Currency Addendum.

         "Alternate Currency Interest Period" means, with respect to any Alternate Currency Loan, the Interest Period as set forth in, or determined in accordance with, the applicable Alternate Currency Addendum.

         "Alternate Currency Loan" means any Loan denominated in an Alternate Currency made by the applicable Alternate Currency Bank to a Subsidiary Borrower or the Company pursuant to Section 2.21 and an Alternate Currency Addendum.

         "Alternate Currency Rate" means, for any day for any Alternate Currency Loan, the per annum rate of interest selected by the applicable Borrower under and as set forth in the applicable Alternate Currency Addendum.

         "Amendment Effective Date" means the date upon which the applicable conditions precedent set forth in Article V have been satisfied and the Loans hereunder made.

         "Applicable Commitment Fee Percentage" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.15(c)(i) hereof determined in accordance with the provisions of Section 2.15(d)(ii) hereof.

         "Applicable   Eurocurrency   Margin"   means,   as  at  any   date   of
determination, the rate per annum then applicable to Eurocurrency Rate Loans determined in accordance with the provisions of Section 2.15(d)(ii) hereof.

         "Applicable   Floating   Rate  Margin"   means,   as  at  any  date  of
determination, the rate per annum then applicable to Floating Rate Loans determined in accordance with the provisions of Section 2.15(d)(ii) hereof.

         "Applicable L/C Fee Percentage" means, as at any date of determination, a rate per annum equal to the Applicable Eurocurrency Margin for Eurocurrency Rate Loans in effect on such date.

         "Approved Fund" means, with respect to any Lender that is a fund or commingled investment vehicle that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Approximate Equivalent Amount" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars at such date, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time.

         "Arrangers" means each of BNS, as Lead Arranger and Sole Book Runner, and Fleet Securities, Inc., as Co-Arranger, in their respective capacities as arrangers for the loan transaction evidenced by this Agreement.

         "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction) to any Person other than the Company or any of its Wholly-Owned Subsidiaries other than (a) the sale or lease of Inventory in the ordinary course of business, (b) the sale or other disposition of any obsolete, excess, damaged or worn-out Equipment disposed of in the ordinary course of business and (c) the sale or liquidation of Cash Equivalents, (d) dispositions or transfers in the nature of a license or sublicense of intellectual property, other than licenses that are exclusive across all regions and fields and (e) other sales, dispositions, leases, conveyances or transfers in the ordinary course of business, consistent with past practices; provided that sales, dispositions, leases, conveyances or transfers described in clauses (b), (d) and (e) shall only be excluded from the definition of Asset Sale to the extent that they do not exceed $10,000,000 in any fiscal year.

         "Assigning Lender" is defined in Section 14.3.

         "Assignment Agreement" means an assignment and acceptance agreement entered into in connection with an assignment pursuant to Section 14.3 hereof in substantially the form of Exhibit D hereto.

         "Assumption Letter" means a letter of a Subsidiary of the Company addressed to the Lenders in substantially the form of Exhibit J hereto pursuant to which such Subsidiary agrees to become a Subsidiary Borrower and agrees to be bound by the terms and conditions hereof.

         "Authorized Officer" means any of the Chairman of the Board, the President, the Treasurer, any Vice President or the Chief Financial Officer of the Company, acting singly.

         "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan or a Foreign Employee Benefit Plan) and in respect of which the Company or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "BNS" is defined in the preamble.

         "Borrower" means, as applicable,  any of the Company and the Subsidiary
Borrowers,   together  with  their  respective   successors  and  assigns;   and
"Borrowers" shall mean, collectively, the Company and the Subsidiary Borrowers.

         "Borrowing Date" means a date on which a Loan is made hereunder.

         "Borrowing/Conversion/Continuation Notice" is defined in Section 2.8 hereof.

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurocurrency Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois, New York, New York and San Francisco, California and (i) in addition, for Loans denominated in Agreed Currencies (other than euro), on which dealings in Dollars and the other applicable Agreed Currencies are carried on in the London interbank market and (ii) in addition, for Loans denominated in euro, on which dealings in euro are carried on in Brussels, Belgium interbank market, and (b) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois, New York, New York and San Francisco, California.

         "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with Agreement Accounting Principles excluding (a) the cost of assets acquired with Capitalized Lease Obligations,
(b) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (c) leasehold improvement expenditures for which the Company or a Subsidiary is reimbursed promptly by the lessor.

         "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, partnership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided that "Capital Stock" shall not include any debt securities convertible into equity securities prior to such conversion.

         "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the government of the United States and backed by the full faith and credit of the United States government; (b) domestic and Eurocurrency certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of
Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated A- (or better) by Standard & Poor's Ratings Group or A3 (or better) by Moody's Investors Services, Inc., and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (c) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to (i) investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group) and (ii) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Services, Inc. (all such institutions being, "Qualified Institutions"); (d) commercial paper of Qualified Institutions; provided that the maturities of such Cash Equivalents shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof and (e) other Investments properly classified as "cash" or "cash equivalents" in accordance with Agreement Accounting Principles and made in accordance with the Company's investment policy, as approved by the Company's Board of Directors from time to time.

         "Change" is defined in Section 4.2 hereof.

         "Change of Control" means an event or series of events by which:


         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act of 1934), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act of 1934, provided that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) or more of the combined voting power of the Company's outstanding Capital Stock ordinarily having the right to vote at an election of directors; or

         (b) the majority of the board of directors of the Company fails to consist of Continuing Directors; or

         (c) the Company consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding Capital Stock of the Company is reclassified or changed into or exchanged for cash, securities or other property.

         "Closing Date" means July 14, 2000, the date the initial Existing Loans were made under the Existing Credit Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral Agent" means the collateral agent for the Lenders, selected pursuant to Section 12.13.

         "Collateral Documents" means, collectively, (a) the Security Agreements, the Mortgages, the Pledge Agreements and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between any Borrower or Guarantor and the Lenders, the Administrative Agent or the Collateral Agent for the benefit of the Lenders now or hereafter delivered to the Lenders, the Administrative Agent or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter fixed in accordance with the UCC or comparable law) against any Borrower or Guarantor as debtor in favor of the Lenders, the Administrative Agent or the Collateral Agent for the benefit of the Lenders as secured party, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

         "Commission" means the Securities and Exchange Commission of the United States of America and any Person succeeding to the functions thereof.

         "Company" is defined in the preamble and includes such Person's successors and assigns, including a debtor-in-possession on behalf of such Person.

         "Consolidated Net Assets" means the total assets of the Company and its Subsidiaries on a consolidated basis (determined in accordance with Agreement Accounting Principles), but excluding therefrom all goodwill and other intangible assets under Agreement Accounting Principles.

         "Consolidated Net Worth" means, at a particular date, all amounts which would be included under shareholders' equity on the consolidated balance sheet for the Company and its consolidated Subsidiaries, in each case as determined in accordance with Agreement Accounting Principles but excluding the effects, whether positive or negative, of foreign exchange translation adjustments after the Closing Date.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

         "Contingent Obligation", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other cases.

         "Continuing Director" means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the date hereof or (b) was nominated for election or elected to such board of directors with the approval of the Continuing Directors who were members of such board at the time of such nomination or election.

         "Contractual Obligation", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "Controlled Group" means the group consisting of (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (b) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company; and
(c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, in each case ((a), (b) or (c)) giving effect to the consummation of the transactions contemplated by the Loan Documents and the Acquisition Documents.

         "Customary Permitted Liens" means:

                  (a) Liens (other than  Environmental  Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (so long as foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (b) Statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not more than sixty (60) days past due or which thereafter can be paid without penalty or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (c) Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary use or occupancy of the real property or with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (d) Liens arising in the ordinary course of business out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                  (e) Liens arising from or upon any judgment or award; provided that such judgment or award is being contested in good faith by proper appeal proceedings and only so long as execution thereon shall be stayed;

                  (f) Deposits to secure the performance of bids, trade contracts (other than for Indebtedness for borrowed money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of the Company's or any Subsidiary's business;

                  (g) Leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license;

                  (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                  (i) Liens that are subordinate to the Lien of the Administrative Agent or Lenders which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business.

         "Default" means an event described in Article VIII hereof.

         "Disqualified Stock" means any class or series of capital stock of any Person that by its terms or otherwise: (a) is required to be redeemed prior to the date which is six months after the Facility Termination Date, (b) is redeemable at the option of the holder of such class or series of capital stock at any time prior to the date which is six months after the Facility Termination Date; or (c) is convertible into or exchangeable or exchangeable for capital stock referred to in clause (a) or (b) or Indebtedness having a scheduled maturity prior to the date which is six months after the Facility Termination Date.

         "Documentation Agent" is defined in the preamble and includes such Person's successors and assigns.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "Dollar" and "$" means dollars in the lawful currency of the United States of America.

         "Dollar Amount" of any currency at any date shall mean (a) the amount of such currency if such currency is Dollars or (b) the Equivalent Amount of Dollars if such currency is any currency other than Dollars.

         "Domestic Subsidiary" means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America.

         "EBITDA" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (a) Net Income, plus (b) cash Interest Expense to the extent deducted in computing Net Income, plus (c) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (d) depreciation expense to the extent deducted in computing Net Income, plus (e) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, plus (f) other extraordinary non-cash charges to the extent deducted in computing Net Income, minus (g) other extraordinary cash or non-cash credits to the extent added in computing Net Income.

         "Eligible Currency" means any currency other than Dollars with respect to which the Administrative Agent or the applicable Borrower has not given notice in accordance with Section 2.23 and that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market (or other market where the Administrative Agent's or Alternate Currency Bank's, as applicable, foreign currency operations in respect of such currency are then being conducted), convertible into Dollars in the international interbank market available to the Lenders in such market and as to which an Equivalent Amount may be readily calculated. If, after the designation pursuant to the terms of this Agreement of any currency as an Agreed Currency or Alternate Currency, (a) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, such country's currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (b) in the determination of the Administrative Agent, an Equivalent Amount for such currency is not readily calculable (each of clause
(a) and (b), a "Disqualifying Event"), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country's currency shall no longer be an Agreed Currency or Alternate Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days of receipt of such notice from the Administrative Agent, the applicable Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loan into Loans in Dollars or another Agreed Currency or Alternate Currency, subject to the other terms contained in Articles II and IV.

         "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to foreign, federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

         "Environmental Lien" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Equipment" means all of the Company's and its Subsidiaries' present and future (a) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures,
(b) other tangible personal property (other than the Company's or its Subsidiaries' Inventory), and (c) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent or Alternate Currency Bank, as
applicable, in the London interbank market (or other market where the Administrative Agent's or Alternate Currency Bank's, as applicable, foreign exchange operations in respect of such currency are then being conducted) for such other currency at or about 11:00 a.m. (local time) two (2) Business Days prior to the date on which such amount is to be determined, rounded up to the nearest amount of such currency as determined by the applicable Alternate Currency Bank from time to time; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent or Alternate Currency Bank, as applicable, may use any reasonable method it deems appropriate to determine such amount, and such determination shall be conclusive absent manifest error.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "euro" means the euro referred to in the Council Regulation (EC) No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

         "Eurocurrency Base Rate" means, with respect to a Eurocurrency Rate Loan for any specified Interest Period, (a) for any Eurocurrency Rate Loan in any Agreed Currency other than euro, either (i) the rate of interest per annum equal to the rate for deposits in the applicable Agreed Currency in the approximate amount of the Pro Rata Tranche A Revolving Share, Pro Rata Tranche B Revolving Share, Pro Rata Tranche C Revolving Share, Pro Rata Tranche D Revolving Share or Pro Rata Term Share, as applicable, of the Administrative Agent of such Eurocurrency Rate Advance with a maturity approximately equal to such Interest Period which appears on Telerate Page 3740 or Telerate Page 3750, as applicable, or, if there is more than one such rate, the average of such rates rounded to the nearest 1/100 of 1%, as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period or (ii) if no such rate of interest appears on Telerate Page 3740 or Telerate Page 3750, as applicable, for any specified Interest Period, the rate at which deposits in the applicable Agreed Currency are offered by the Administrative Agent to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the Pro Rata Tranche A Revolving Share, Pro Rata Tranche B Revolving Share, Pro Rata Tranche C Revolving Share, Pro Rata Tranche D Revolving Share or Pro Rata Term Share, as applicable, of the Administrative Agent of such Eurocurrency Rate Loan and having a maturity approximately equal to such Interest Period; and (b) with respect to any Eurocurrency Rate Loan in euro for any Interest Period, the interest rate per annum equal to the rate determined by the Administrative Agent to be the rate at which deposits in euro appear on Telerate Page 248 as of 11:00 a.m. (Brussels time), on the date that is two (2) TARGET Settlement Days preceding the first day of such Interest Period; provided that if such rate does not appear on Telerate Page 248, then the Eurocurrency Base Rate shall be an interest rate per annum equal to the arithmetic mean determined by the Administrative Agent (rounded upwards to the nearest .01%) of the rates per annum at which deposits in euro are offered by the three (3) leading banks in the euro-zone interbank market on or about 11:00 a.m. (Brussels time), on the date which is two (2) TARGET Settlement Days prior to the first day of such Interest Period to other leading banks in the euro-zone interbank market. The terms "Telerate Page 3740", "Telerate Page 3750" and "Telerate Page 248" mean the display designated as "Page 3740", "Page 3750" and "Page 248", as applicable, on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3740, Page 3750 or Page 248, as applicable, on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest rate settlement rates for the relevant Agreed Currency).

         "Eurocurrency Payment Office" of the Administrative Agent shall mean, for each of the Agreed Currencies, any agency, branch or Affiliate of the Administrative Agent, specified as the "Eurocurrency Payment Office" for such Agreed Currency in Exhibit A-1 hereto or such other agency, branch, Affiliate or correspondence bank of the Administrative Agent, as it may from time to time specify to the applicable Borrowers and each Lender as its Eurocurrency Payment Office.

         "Eurocurrency Rate" means, with respect to a Eurocurrency Rate Loan for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurocurrency Base Rate applicable to such Interest Period divided by (ii) one minus the Reserve Requirement plus (b) the then Applicable Eurocurrency Margin, changing as and when the Applicable Eurocurrency Margin changes.

         "Eurocurrency Rate Advance" means an Advance which bears interest at the Eurocurrency Rate.

         "Eurocurrency  Rate  Loan"  means a Loan made by a Lender  pursuant  to
Section 2.1, which bears interest at the Eurocurrency Rate.

         "Excess Cash Flow" means, for any period, for the Company and its Subsidiaries on a consolidated basis, (a) the sum of (i) Net Income, plus (ii) amortization, depreciation and other non-cash charges, minus (b) the sum of (i) Capital Expenditures, plus (ii) principal payments made on all Indebtedness (exclusive of mandatory prepayments made for Excess Cash Flow during such period), and minus (c) the increase (or plus the decrease, as the case may be), as of the last day of a fiscal year from the last day of the previous fiscal year in the excess of Current Assets over Current Liabilities. For purposes of this definition, "Current Assets" means all accounts receivable and Inventory of the Company and its Subsidiaries, calculated in accordance with Agreement
Accounting Principles, excluding cash and Cash Equivalents and excluding Accounts due from Affiliates and "Current Liabilities" means all liabilities of the Company and its Subsidiaries which should, in accordance with Agreement Accounting Principles, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from the date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term Indebtedness required to be paid within one year (excluding the Revolving Credit Obligations).

         "Existing Credit Agreement" is defined in the first recital.

         "Existing Lenders" is defined in the first recital.

         "Existing Loans" is defined in the first recital.

         "Existing Revolving Loans" is defined in the first recital.

         "Existing Term Loans" is defined in the first recital.

         "Facility Termination Date" is defined in Section 2.19.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) EBITDA to (b) Fixed Charges in each case for the period of four fiscal quarters ending on such date.

         "Fixed Charges" means, with respect to the Company and its Subsidiaries on a consolidated basis, as of any date of determination, (a) cash interest expenses (other than unscheduled payments of interest under the Subordinated
Seller Note) paid on outstanding Indebtedness for the period of four fiscal quarters ending on the date of determination, plus (b) scheduled principal payments on Indebtedness (other than the Subordinated Seller Note) made during such period, plus (c) dividends paid on stock, plus (d) Capital Expenditures made during such period.

         "Fixed-Rate Advance" means an Advance which bears interest at the Eurocurrency Rate or at a fixed Alternate Currency Rate.

         "Fixed-Rate Loans" means, collectively, the Eurocurrency Rate Loans and the Alternate Currency Loans.

         "Floating Rate" means, for any day for any Loan, a rate per annum equal to (a) in the case of Loans in Dollars, the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus the then Applicable Floating Rate Margin, and (b) in the case of Alternate Currency Loans, the rate specified as such in the applicable Alternate Currency Addendum.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan, or portion thereof, which bears interest at the Floating Rate.

         "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

         "Foreign Subsidiary" means a Subsidiary of the Company which is not a Domestic Subsidiary.

         "Foreign  Pension Plan" means any employee benefit plan as described in
Section 3(3) of ERISA which (a) is maintained or contributed to for the benefit of employees of the Company, any of its Subsidiaries or any member of its Controlled Group, (b) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (c) under applicable local law, is required to be funded through a trust or other funding vehicle.

         "Governmental Acts" is defined in Section 3.10(a) hereof.

         "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

         "Guaranteed Obligations" is defined in Section 10.1 hereof.

         "Guarantor" means each Domestic Subsidiary of the Company that from time to time is party to a Guaranty.

         "Guaranty" means each of (a) that certain Guaranty (and any and all supplements thereto) executed from time to time by each Subsidiary Borrower that is a Domestic Subsidiary and each other Domestic Subsidiary of the Company as required pursuant to Section 7.2(k) in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, in substantially the form of Exhibit G-1 attached hereto, and (b) the guaranty by the Company of all of the Obligations of the Subsidiary Borrowers pursuant to this Agreement and the Alternate Currency Addenda, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Hedging Agreements" is defined in Section 7.3(n) hereof.

         "Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Holders of Obligations" means the holders of the Obligations from time to time and shall include (a) each Lender in respect of its Loans, (b) each Issuing Bank in respect of Reimbursement Obligations owed to it, (c) the Administrative Agent, the Lenders and the Issuing Banks in respect of all other present and future obligations and liabilities of the Company or any of its Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (d) each Indemnitee in respect of the obligations and liabilities of the Company or any of its Subsidiaries to such Person hereunder or under the other Loan Documents, and (e) their respective successors, transferees and assigns.

         "Indebtedness" of a Person means,  without  duplication,  such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other similar instruments, (e) Capitalized Lease Obligations,
(f) Hedging Obligations, (g) Contingent Obligations, (h) actual and contingent reimbursement obligations in respect of letters of credit, and (i) the implied debt component of synthetic leases of which such Person is lessee or any other off-balance sheet financing arrangements (including, without limitation, any such arrangements giving rise to any Off-Balance Sheet Liabilities); provided that the term "Indebtedness" shall not include any (a) accrued or deferred interest or other expenses, unless capitalized in accordance with Agreement Accounting Principles, or (b) lease properly classified as an operating lease in accordance with Agreement Accounting Principles. The amount of any item of Indebtedness, except for any item of Indebtedness described in clause (h), shall be the amount of any liability in respect thereof appearing on a balance sheet properly prepared in accordance with Agreement Accounting Principles, except that the amount of any item of Indebtedness described in clause (g) shall be determined in accordance with the definition of Contingent Obligations and the amount of any item of Indebtedness described in clause (i) above shall be the "principal-equivalent" amount of such obligation.

         "Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment fees and fees for stand-by letters of credit), all as determined in conformity with Agreement Accounting Principles.

         "Interest Period" means (a) with respect to Alternate Currency Loans, any Alternate Currency Interest Period and (b) with respect to a Eurocurrency Rate Loan, a period of one (1), two (2), three (3) or six (6) months or, with the consent of all of the Lenders, nine (9) months, commencing on a Business Day selected by the applicable Borrower on which a Eurocurrency Rate Advance is made to such Borrower pursuant to this Agreement. Such Interest Period described in clause (b) above shall end on (but exclude) the day which corresponds numerically to such date one, two, three, six or nine months thereafter; provided that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Inventory" shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by the Company or any of its Subsidiaries, which are held for sale, rental or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of the Company or any of its Subsidiaries, and shall include all right, title and interest of the Company or any of its Subsidiaries in any property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by the Company or any of its Subsidiaries.

         "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (b) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person, and (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "Issuing Banks" means BNS or any of its Affiliates in its separate capacity as an issuer of Letters of Credit pursuant to Sections 3.1 and 3.2.

         "L/C Documents" is defined in Section 3.4 hereof.

         "L/C Draft" means a draft drawn on an Issuing Bank pursuant to a Letter of Credit.

         "L/C Interest" shall have the meaning  ascribed to such term in Section
3.6 hereof.

         "L/C Obligations" means, without duplication, an amount equal to the sum of (a) the aggregate amount then available for drawing under each of the Letters of Credit, (b) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Bank, (c) the aggregate outstanding amount of all Reimbursement Obligations at such time and (d) the aggregate amount equal to the face amount of all Letters of Credit requested by the Borrowers but not yet issued (unless the request for an unissued Letter of Credit has been denied).

         "Lenders" means the lending institutions listed on the signature pages of this Agreement, and their successors and assigns.

         "Lending   Installation"  means,  with  respect  to  a  Lender  or  the
Administrative Agent, any office, branch, subsidiary or Affiliate of such Lender or the Administrative Agent.

         "Letter of Credit" means standby letters of credit to be (a) issued by the Issuing Banks pursuant to Section 3.1 hereof or (b) deemed issued by the Issuing Banks pursuant to Section 3.2 hereof.

         "Leverage Ratio" means, as of any date of  determination,  the ratio of
(a) Total Indebtedness (not including the Seller Subordinated Debt) on such date of determination to (b) EBITDA for the most recently ended period of four fiscal quarters (including any fiscal quarters ending on the date of determination.)

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement); provided that in no event shall the lessor's interest under any lease properly classified as an operating lease in accordance with Agreed Accounting Principles be a "Lien" for purposes of this definition.

         "Loan(s)" means, (a) in the case of any Lender, such Lender's portion of any Advance made pursuant to Section 2.1 hereof, in the case of any Alternate Currency Bank, any Alternate Currency Loan made by it pursuant to Section 2.21 and the applicable Alternate Currency Addendum, and in the case of the Swing Line Bank, any Swing Line Loan made by it pursuant to Section 2.3, and (b) collectively, all Revolving Loans, Term Loans, Alternate Currency Loans, and Swing Line Loans.

         "Loan Account" is defined in Section 2.13(a) hereof.

         "Loan Documents" means this Agreement, each Alternate Currency Addendum executed hereunder, each Assumption Letter executed hereunder, the Collateral Documents, the Guaranty, the Subordination Agreement, the New Fee Letter and all other documents, instruments, notes and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

         "Loan Parties" means each of the Company, each Subsidiary Borrower and each of the Guarantors.

         "Margin Stock" shall have the meaning ascribed to such term in Regulation U.

         "Material Adverse Effect" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company or any of its Subsidiaries to perform their respective obligations under the Loan Documents, or (c) the ability of the Lenders or the Administrative Agent to enforce the Obligations.

         "Mortgages" means one or more deeds of trust, mortgages, leasehold mortgages, assignments of rents or similar documents, satisfactory in form and substance to the Administrative Agent, executed and delivered by the Company and its Domestic Subsidiaries pursuant to or in connection with the transactions contemplated hereby, as the same may be amended, supplemented or otherwise modified from time to time.

         "Multiemployer Plan" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, or was required to be, contributed to by either the Company or any member of the Controlled Group.

         "National Currency Unit" means the unit of currency (other than a euro) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

         "Net Income" means, for any period, the net income (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

         "Net Proceeds" means (a) with respect to any Asset Sale, the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or receivable, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to the properties or assets so disposed of or received in any other non-cash form) therefrom, whether at the time of such disposition or subsequent thereto, or (b) with respect to any sale or issuance of any debt or equity securities of the Company or any Subsidiary, cash or readily marketable cash equivalents received (but excluding any other non-cash form) therefrom, whether at the time of such disposition, sale or issuance or subsequent thereto, net, in either case, of all legal, title and recording tax expenses, commissions and other fees and all costs and expenses incurred and all federal, state, local and other taxes required to be paid or accrued as a liability as a consequence of such transactions.

         "New Fee Letter" means that certain fee letter, dated as of November 2002, by and between the Company and BNS, as the Administrative Agent.

         "Notice of Assignment" is defined in Section 14.3(b) hereof.

         "Obligations" means all Loans, L/C Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers or any of their Subsidiaries to the Administrative Agent, any Lender, the Swing Line Bank, any Arranger, any Affiliate of the Administrative Agent or any Lender, any Issuing Bank or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the L/C Documents, any Alternate Currency Addendum or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document.

         "Obligor" is defined in Section 10.1 hereof.

         "Off-Balance Sheet Liabilities" of a Person means (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables sold by such Person or any of its Subsidiaries, (ii) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (iii) any liability of such Person or any of its Subsidiaries under any financing lease or so-called "synthetic" lease transaction, or (iv) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

         "Original Fee Letter" means that certain fee letter, dated as of May 15, 2000, by and between the Company and ABN AMRO Bank N.V., as the Administrative Agent.

         "Other Taxes" is defined in Section 2.15(e)(ii) hereof.

         "Participants" is defined in Section 14.2(a) hereof.

         "Payment Date" means the last day of each March, June, September and December, the date on which the Aggregate Revolving Loan Commitment shall terminate or be cancelled, and the Facility Termination Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Acquisition" is defined in Section 7.3(f) hereof.

         "Permitted  Existing  Contingent   Obligations"  means  the  Contingent
Obligations of the Company and its  Subsidiaries  identified as such on Schedule
1.1.1 to this Agreement.

         "Permitted Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.

         "Permitted Existing Investments" means the Investments of the Company and its Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.

         "Permitted Existing Liens" means the Liens on assets of the Company and its Subsidiaries identified as such on Schedule 1.1.4 to this Agreement.

         "Person" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee benefit plan defined in Section 3(3) of ERISA, other than a Multiemployer Plan, in respect of which the Company or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreements" means one or more pledge agreements, each in form and substance satisfactory to the Administrative Agent, executed and delivered by the Company and/or certain of its Subsidiaries pursuant to or in connection with transactions contemplated by this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Prime Rate" means the "prime rate" of interest announced by BNS from time to time at its Chicago office, changing when and as said prime rate changes.

         "Pro Rata Revolving Share" means, with respect to any Lender, the percentage obtained by dividing (a) such Lender's Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (b) the Aggregate Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement); provided that if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Revolving Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of (A) such Lender's Revolving Loans, plus (B) such Lender's share of the obligations to purchase participations in Alternate Currency Loans and Letters of Credit plus (C) such Lender's share of the obligations to refund or purchase participations in Swing Line Loans, by (ii) the sum of (A) the aggregate outstanding amount of all Revolving Loans, plus (B) the aggregate outstanding amount of all Alternate Currency Loans and all Letters of Credit, plus (C) the aggregate outstanding amount of all Swing Line Loans.

         "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (a) the sum of (i) such Lender's Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) plus (ii) such Lender's Term Loans by (b) the sum of (i) the Aggregate Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) plus (ii) the aggregate outstanding amount of all Term Loans; provided that if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of (A) such Lender's Revolving Loans, plus (B) such Lender's Term Loans, plus (C) such Lender's share of the obligations to purchase participations in Alternate Currency Loans and Letters of Credit plus (D) such Lender's share of the obligations to refund or purchase participations in Swing Line Loans, by (ii) the sum of (A) the aggregate outstanding amount of all Revolving Loans, plus (B) the aggregate outstanding amount of all Term Loans, plus (C) the aggregate outstanding amount of all Alternate Currency Loans and all Letters of Credit, plus (D) the aggregate outstanding amount of all Swing Line Loans.

         "Pro Rata Term Share" means, with respect to any Lender, the percentage obtained by dividing such Lender's Term Loans by the aggregate outstanding amount of all Term Loans.

         "Pro Rata Tranche A Revolving Share" means, with respect to any Lender, the percentage obtained by dividing (a) such Lender's Tranche A Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (b) the Aggregate Tranche A Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement); provided that if all of the Tranche A Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Tranche A Revolving Share" means, with respect to any Lender, the percentage obtained by dividing (i) such Lender's Tranche A Revolving Loans by
(ii) the aggregate outstanding amount all Tranche A Revolving Loans.

         "Pro Rata Tranche B Revolving Share" means, with respect to any Lender, the percentage obtained by dividing (a) such Lender's Tranche B Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (b) the Aggregate Tranche B Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement); provided that if all of the Tranche B Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Tranche B Revolving Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of (A) such Lender's Tranche B Revolving Loans plus (B) such Lender's share of the obligations to purchase
Alternate Currency Loans, by (ii) the sum of (A) the aggregate outstanding amount of all Tranche B Revolving Loans, plus (B) the aggregate outstanding amount of all Alternate Currency Loans.

         "Pro Rata Tranche C Revolving Share" means, with respect to any Lender, the percentage obtained by dividing (a) such Lender's Tranche C Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (b) the Aggregate Tranche C Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement); provided that if all of the Tranche C Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Tranche C Revolving Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of (A) such Lender's Tranche C Revolving Loans, plus (B) such Lender's share of the obligations to purchase participations in Letters of Credit plus (C) such Lender's share of the obligations to refund or purchase participations in Swing Line Loans by (ii) the sum of (A) the aggregate outstanding amount of all Tranche C Revolving Loans, plus (B) the aggregate outstanding amount of all Letters of Credit, plus (C) the aggregate outstanding amount of all Swing Line Loans.

         "Pro Rata Tranche D Revolving Share" means, with respect to any Lender, the percentage obtained by dividing (a) such Lender's Tranche D Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (b) the Aggregate Tranche D Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement); provided that if all of the Tranche D Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Tranche D Revolving Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of (A) such Lender's Tranche D Revolving Loans plus (B) such Lender's share of the obligations to purchase
Alternate Currency Loans, by (ii) the sum of (A) the aggregate outstanding amount of all Tranche D Revolving Loans, plus (B) the aggregate outstanding amount of all Alternate Currency Loans.

         "Purchasers" is defined in Section 14.3(a) hereof.

         "Rate Option" means the Eurocurrency Rate, the Floating Rate or the Alternate Currency Rate, as applicable.

         "Receivable(s)" means and includes all of the Company's and its Subsidiaries' presently existing and hereafter arising or acquired accounts, accounts receivable, notes receivable, and all present and future rights of the Company or its Subsidiaries, as applicable, to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         "Register" is defined in Section 14.3(c) hereof.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "Reimbursement Obligation" is defined in Section 3.7 hereof.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "Replacement Lender" is defined in Section 2.20 hereof.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs, provided that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders hereunder whose Pro Rata Shares, in the aggregate, are at least fifty-one percent (51%).

         "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, the Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "Reserve Requirement" shall mean, at any time, the maximum reserve requirement, as the prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

         "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in the Company's or such Subsidiaries' Equity Interests other than Disqualified Stock or in options, warrants or other rights to purchase such common stock, (b) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, other than in exchange for Equity Interests other than Disqualified Stock of the Company, and (c) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness subordinated to the Obligations.

         "Revolving Credit Obligations" means, at any particular time, the sum of (a) the Tranche A Revolving Credit Obligations at such time, plus (b) the Tranche B Revolving Credit Obligations at such time, plus (c) the Tranche C Revolving Credit Obligations at such time, plus (d) the Tranche D Revolving Credit Obligations at such time.

         "Revolving Loan" is defined in Section 2.1 hereof.

         "Revolving Loan Commitment" means, for each Lender, the aggregate of such Lender's Tranche A Revolving Loan Commitment, such Lender's Tranche B Revolving Loan Commitment, such Lender's Tranche C Revolving Loan Commitment and such Lender's Tranche D Revolving Loan Commitment.

         "Revolving Loan Termination Date" means, as the case may be, the Tranche A Revolving Loan Termination Date, the Tranche B Revolving Loan Termination Date, the Tranche C Revolving Loan Termination Date or the Tranche D Revolving Loan Termination Date.

         "Sale and Leaseback Transaction" shall mean any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), (a) which the Company or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (b) which the Company or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Company or one of its Subsidiaries to any other Person in connection with such lease.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security Agreements" means one or more security agreements, each in form and substance satisfactory to the Administrative Agent, executed and delivered by the Company and its Domestic Subsidiaries pursuant to or in connection with transactions contemplated by this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Seller" means Spectra Precision Holdings, Inc. and each party to the Stock and Asset Purchase Agreement, other than the Company.

         "Single Employer Plan" means a Benefit Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

         "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (a) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and


                  (b) it is then able and expects to be able to pay its debts as they mature; and


                  (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

         "Spectra Precision Acquisition" means the acquisition made pursuant to the Stock and Asset Purchase Agreement and pursuant to which the Company purchased substantially all of the assets and all of the capital stock of the Seller and certain Subsidiaries thereof and modified the corporate structure of the Seller's European holdings for tax planning purposes and pursuant to which the Seller became a Subsidiary of the Company.

         "Stock and Asset Purchase Agreement" means that certain Stock and Asset Purchase Agreement dated May 11, 2000 by and among the Company, Spectra Physics Holdings USA, Inc., Spectra Precision AB and Spectra Precision Europe Holdings, BV, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Subordinated Seller Debt" means the Indebtedness of the Company to Spectra Physics Holdings USA, Inc., evidenced by the Seller Subordinated Note, which Indebtedness is subordinated to the Obligations.

         "Subordinated Seller Note" means the $80,000,000 promissory note issued to Spectra Physics Holdings USA, Inc. by the Company pursuant to the Stock and Asset Purchase Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

         "Subordination Agreement" means that certain Subordination Agreement (and any and all supplements thereto) executed from time to time by each Subsidiary of the Company which may now or in the future have any claim against any Loan Party and each other Subsidiary of the Company as required pursuant to
Section 7.2(k) in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, in substantially the form of Exhibit G-2 attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Subsidiary" of a Person means (a) any corporation more than fifty (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, limited liability company, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" mean a Subsidiary of the Company.

         "Subsidiary Borrower" means each Subsidiary of the Company (whether now existing or hereafter formed) duly designated by the Company pursuant to Section
2.24 to request Advances hereunder, which Subsidiary shall have delivered to the Administrative Agent an Assumption Letter in accordance with Section 2.24 and such other documents as may be required pursuant to this Agreement, in each case together with its respective successors and assigns, including a debtor-in-possession on behalf of such Subsidiary Borrower.

         "Swing Line Bank" means BNS and its successors and assigns.

         "Swing Line Commitment" means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum principal amount of $10,000,000 at any one time outstanding.

         "Swing Line Loan" means a Loan made to the Company by the Swing Line Bank pursuant to Section 2.3 hereof.

         "Syndication Agent" is defined in the preamble and includes such Person's successors and assigns.

         "TARGET Settlement Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

         "Taxes" is defined in Section 2.15(e)(i) hereof.

         "Term Loan" means the Existing Term Loans, as continued under the terms of this Agreement, in an aggregate amount on the Amendment Effective Date equal to $32,600,000 and, collectively, all such term loans.

         "Term Loan Maturity Date" means June 30, 2004.

         "Termination Event" means (a) a Reportable Event with respect to any Benefit Plan; (b) the withdrawal of the Company or any member of the Controlled Group from a Benefit Plan during a plan year in which the Company or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Company or any member of the Controlled Group; (c) the imposition of an obligation on the Company or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan or Foreign Pension Plan; (e) any event or condition which constitutes grounds under Section 4042 of ERISA which are reasonably likely to lead to the termination of, or the appointment of a trustee to administer, any Benefit Plan; (f) that a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan in place of the existing administrator, or (g) the partial or complete withdrawal of the Company or any member of the Controlled Group from a Multiemployer Plan or Foreign Pension Plan.

         "Total Indebtedness" means, without duplication, (a) all Indebtedness for borrowed money of the Company and its Subsidiaries, on a consolidated basis, plus, without duplication, (b) (i) the face amount of all outstanding letters of credit (including Letters of Credit) in respect of which the Company or any Subsidiary has any actual or contingent reimbursement obligation, plus (ii) the principal amount of all Indebtedness of any Person in respect of which the Company or any Subsidiary has a Contingent Obligation, plus (iii) Indebtedness of the Company and its Subsidiaries evidenced by notes, acceptances or similar instruments, plus (iv) Capitalized Lease Obligations of the Company and its Subsidiaries, plus (v) the implied debt component of synthetic leases of which the Company or any of its Subsidiaries is lessee, plus (vi) Hedging Obligations of the Company and its subsidiaries.

         "Tranche A Advance" means an Advance comprised of Tranche A Revolving Loans.

         "Tranche A Revolving Credit Availability" means, at any particular time, the amount by which (a) the Aggregate Tranche A Revolving Loan Commitment at such time exceeds (b) the Dollar Amount of the Tranche A Revolving Credit Obligations outstanding at such time.

         "Tranche A Revolving Credit Obligations" means, at any particular time, the sum of the outstanding principal Dollar Amount of the Tranche A Revolving Loans at such time.

         "Tranche A Revolving Loan" is defined in Section 2.1 hereof.

         "Tranche A Revolving Loan Commitment" means, for each Lender, the obligation of such Lender to make Tranche A Revolving Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Tranche A Revolving Loan Commitment" or the signature page of the assignment and acceptance by which it became a Lender as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

         "Tranche A Revolving Loan Termination Date" means July 14, 2003.

         "Tranche B Advance" means an Advance comprised of Tranche B Revolving Loans.

         "Tranche B Revolving Credit Availability" means, at any particular time, the amount by which (a) the Aggregate Tranche B Revolving Loan Commitment at such time exceeds (b) the sum of (i) the Dollar Amount of the Tranche B Revolving Credit Obligations outstanding at such time plus (ii) the aggregate unused Alternate Currency Commitments at such time.

         "Tranche B Revolving Credit Obligations" means, at any particular time,
(a) the outstanding principal Dollar Amount of the Tranche B Revolving Loans at such time, plus (b) the Dollar Amount of the outstanding principal amount of the Alternate Currency Loans at such time.

         "Tranche B Revolving Loan" is defined in Section 2.1 hereof.

         "Tranche B Revolving Loan Commitment" means, for each Lender, the obligation of such Lender to make Tranche B Revolving Loans and to participate in Alternate Currency Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Tranche B Revolving Loan Commitment" or the signature page of the assignment and acceptance by which it became a Lender as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

         "Tranche B Revolving Loan Termination Date" means July 14, 2003.

         "Tranche C Advance" means an Advance comprised of Tranche C Revolving Loans.

         "Tranche C Revolving Credit Availability" means, at any particular time, the amount by which (a) the Aggregate Tranche C Revolving Loan Commitment at such time exceeds (b) the Dollar Amount of the Tranche C Revolving Credit Obligations outstanding at such time.

         "Tranche C Revolving Credit Obligations" means, at any particular time, the sum of (a) the outstanding principal Dollar Amount of the Tranche C Revolving Loans at such time, plus (b) the outstanding L/C Obligations at such time, plus (c) the outstanding principal amount of all Swing Line Loans at such time.

         "Tranche C Revolving Loan" is defined in Section 2.1 hereof.

         "Tranche C Revolving Loan Commitment" means, for each Lender, the obligation of such Lender to make Tranche C Revolving Loans, to purchase participations in Letters of Credit and to refund or participate in Swing Line Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Tranche C Revolving Loan Commitment" or the signature page of the assignment and acceptance by which it became a Lender as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

         "Tranche C Revolving Loan Termination Date" means April 7, 2004.

         "Tranche D Advance" means an Advance comprised of Tranche D Revolving Loans.

         "Tranche D Revolving Credit Availability" means, at any particular time, the amount by which (a) the Aggregate Tranche D Revolving Loan Commitment at such time exceeds (b) the sum of (i) the Dollar Amount of the Tranche D Revolving Credit Obligations outstanding at such time plus (ii) the aggregate unused Alternate Currency Commitments at such time.

         "Tranche D Revolving Credit Obligations" means, at any particular time,
(a) the outstanding principal Dollar Amount of the Tranche D Revolving Loans at such time, plus (b) the Dollar Amount of the outstanding principal amount of the Alternate Currency Loans at such time.

         "Tranche D Revolving Loan" is defined in Section 2.1 hereof.

         "Tranche D Revolving Loan Commitment" means, for each Lender, the obligation of such Lender to make Tranche D Revolving Loans and to participate in Alternate Currency Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Tranche D Revolving Loan Commitment" or the signature page of the assignment and acceptance by which it became a Lender as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

         "Tranche D Revolving Loan Termination Date" means April 7, 2004.

         "Transferee" is defined in Section 14.5 hereof.

         "Trigger Event Date" means the date on which the Company shall have demonstrated to the reasonable satisfaction of the Administrative Agent that (a) no Default or Unmatured Default then exists and (b) the Leverage Ratio of the Company and its Subsidiaries, as reflected in the financial statements delivered pursuant to Section 7.1(a)(i) and (ii) shall have been less than 2.00 for four consecutive fiscal quarters after the Closing Date.

         "Type" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurocurrency Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect in the State of Illinois.

         "Unfunded Liabilities" means (a) in the case of Single Employer Plans, the amount (if any) by which the aggregate accumulated benefit obligations exceeds the aggregate fair market value of assets of all Single Employer Plans as of the most recent measurement date for which actuarial valuations have been completed and certified to the Company, all as determined under FAS 87 using the methods and assumptions used by the Company for financial accounting purposes, and (b) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

         "Unmatured Default" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled, in each case, other than director qualifying shares. Unless the context otherwise requires, "Wholly-Owned Subsidiary" means a wholly-owned subsidiary of the Company.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.

         1.2 References. Any references to Subsidiaries of the Company set forth herein shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

         1.3 Rounding and Other Consequential Changes. Without prejudice to any method of conversion or rounding prescribed by any legislative measures of the Council of the European Union, each reference in this Agreement to a fixed amount or to fixed amounts in a National Currency Unit to be paid to or by the Administrative Agent shall be replaced by a reference to such comparable and convenient fixed amount or fixed amounts in euro as the Administrative Agent may from time to time specify unless such National Currency Unit remains available and the Company and the Administrative Agent agree to use such National Currency Unit instead of the euro.


ARTICLE II: LOAN FACILITIES

On the terms and subject to the conditions of this Agreement, the Lenders severally agree to the continuation and reallocation (as the case may be) of the Existing Loans and to make the Loans as set forth below.


         2.1      Revolving Loans.

         (a) Each of the parties hereto acknowledges and agrees that the Existing Revolving Loans shall continue as Revolving Loans for all purposes under this Agreement and the Loan Documents, subject to reallocation pursuant to Section 2.26.


         (b) Upon the satisfaction of the conditions precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, from and including the Amendment Effective Date and prior to the applicable Revolving Loan Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrowers from time to time (i) in Dollars, in a Dollar Amount not to exceed such Lender's Pro Rata Tranche A Revolving Share of Tranche A Revolving Credit Availability at such time (each individually, a "Tranche A Revolving Loan" and, collectively, the "Tranche A Revolving Loans"); (ii) in Dollars or any Agreed Currency, in a Dollar Amount not to exceed such Lender's Pro Rata Tranche B Revolving Share of Tranche B Revolving Credit Availability at such time (each individually, a "Tranche B Revolving Loan" and, collectively, the "Tranche B Revolving Loans"); (iii) in Dollars, in a Dollar Amount not to exceed such Lender's Pro Rata Tranche C Revolving Share of Tranche C Revolving Credit Availability at such time (each individually, a "Tranche C Revolving Loan" and, collectively, the "Tranche C Revolving Loans"); and (iv) in Dollars or any Agreed Currency, in a Dollar Amount not to exceed such Lender's Pro Rata Tranche D Revolving Share of Tranche D Revolving Credit Availability at such time (each individually, a "Tranche D Revolving Loan", and, collectively, the "Tranche D Revolving Loans" and, together with the Tranche A Revolving Loans, the Tranche B Revolving Loans and the Tranche C Revolving Loans, the "Revolving Loans"); provided that (i) at no time shall the Dollar Amount of the Tranche A Revolving Credit Obligations exceed the Aggregate Tranche A Revolving Loan Commitment; (ii) at no time shall the Dollar Amount of the Tranche B Revolving Credit Obligations exceed the Aggregate Tranche B Revolving Loan Commitment; (iii) at no time shall the Dollar Amount of the Tranche C Revolving Credit Obligations exceed the Aggregate Tranche C Revolving Loan Commitment; (iv) at no time shall the Dollar Amount of the Tranche D Revolving Credit Obligations exceed the Aggregate Tranche D Revolving Loan Commitment;
         (v) at no time shall the Dollar Amount of the Revolving Credit Obligations of any Subsidiary Borrower that is a Domestic Subsidiary exceed $40,000,000; (vi) at no time shall the aggregate Dollar Amount of the Revolving Credit Obligations of all Foreign Subsidiaries exceed $30,000,000 and (vii) no Tranche A Revolving Loans or Tranche C Revolving Loans shall be made to any Borrower which is not organized under the laws of a jurisdiction located in the United States of America. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the applicable Revolving Loan Termination Date. Revolving Loans shall be, at the option of the applicable Borrower, selected in accordance with
         Section 2.10, and shall be either Floating Rate Loans or Eurocurrency Rate Loans. On the applicable Revolving Loan Termination Date, each Borrower shall repay in full the outstanding principal balance of Revolving Loans made to it. The Tranche A Revolving Loans shall be made by each Lender ratably in proportion to such Lender's respective Pro Rata Tranche A Revolving Share, the Tranche B Revolving Loans shall be made by each Lender ratably in proportion to such Lender's respective Pro Rata Tranche B Revolving Share, the Tranche C Revolving Loans shall be made by each Lender ratably in proportion to such Lender's respective Pro Rata Tranche C Revolving Share and the Tranche D Revolving Loans shall be made by each Lender ratably in proportion to such Lender's respective Pro Rata Tranche D Revolving Share.

         (c) Making of Tranche A Revolving Loans. Promptly after receipt of the Borrowing/ Conversion/Continuation Notice under Section 2.8 in respect of Tranche A Revolving Loans, the Administrative Agent shall notify each Lender with a Tranche A Revolving Loan Commitment, of the requested Tranche A Revolving Loan. Each Lender with a Tranche A Revolving Loan Commitment shall make available its Tranche A Revolving Loan in accordance with the terms of Section 2.7. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's office in New York, New York on the applicable Borrowing Date and shall disburse such proceeds in accordance with the applicable Borrower's
         disbursement       instructions       set       forth      in      such
         Borrowing/Conversion/Continuation Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Tranche A Revolving Loan on such Borrowing Date.

         (d) Making of Tranche B Revolving Loans. Promptly after receipt of the Borrowing/Conversion/Continuation Notice under Section 2.8 in respect of Tranche B Revolving Loans, the Administrative Agent shall notify each Lender with a Tranche B Revolving Loan Commitment, of the requested Tranche B Revolving Loan. Each Lender with a Tranche B Revolving Loan Commitment shall make available its Tranche B Revolving Loan in accordance with the terms of Section 2.7. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's office in New York, New York on the applicable Borrowing Date and shall disburse such proceeds in accordance with the applicable Borrower's
         disbursement       instructions       set       forth      in      such
         Borrowing/Conversion/Continuation Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Tranche B Revolving Loan on such Borrowing Date.

         (e) Making of Tranche C Revolving Loans. Promptly after receipt of the Borrowing/Conversion/Continuation Notice under Section 2.8 in respect of Tranche C Revolving Loans, the Administrative Agent shall notify each Lender with a Tranche C Revolving Loan Commitment, of the requested Tranche C Revolving Loan. Each Lender with a Tranche C Revolving Loan Commitment shall make available its Tranche C Revolving Loan in accordance with the terms of Section 2.7. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's office in New York, New York on the applicable Borrowing Date and shall disburse such proceeds in accordance with the applicable Borrower's
         disbursement       instructions       set       forth      in      such
         Borrowing/Conversion/Continuation Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Tranche C Revolving Loan on such Borrowing Date.

         (f) Making of Tranche D Revolving Loans. Promptly after receipt of the Borrowing/Conversion/Continuation Notice under Section 2.8 in respect of Tranche D Revolving Loans, the Administrative Agent shall notify each Lender with a Tranche D Revolving Loan Commitment, of the requested Tranche D Revolving Loan. Each Lender with a Tranche D Revolving Loan Commitment shall make available its Tranche D Revolving Loan in accordance with the terms of Section 2.7. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's office in New York, New York on the applicable Borrowing Date and shall disburse such proceeds in accordance with the applicable Borrower's
         disbursement       instructions       set       forth      in      such
         Borrowing/Conversion/Continuation Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Tranche D Revolving Loan on such Borrowing Date.


         2.2      Term Loans.

         (a) Each of the parties hereto acknowledges and agrees that the Existing Term Loans shall continue as Term Loans for all purposes under this Agreement and the Loan Documents, with each Lender's share of Term Loans being set forth opposite its name on Exhibit A to this Agreement or set forth in a Lender Assignment Agreement under the Term Loan column, as such amount may be adjusted from time to time pursuant to the terms hereof. Amounts borrowed as a Term Loan which are repaid or prepaid by the Company may not be reborrowed. The Company shall repay all outstanding principal and all accrued but unpaid interest on the Term Loan Maturity Date.

         (b) Term Loan Amortization. The Term Loans shall continue to be payable in quarterly installments in the amounts and on the dates as follows:

                    PAYMENT DATE                  AMOUNT

                    March 31, 2003                $6,000,000
                    June 30, 2003                 $6,000,000
                    September 30, 2003            $6,000,000
                    December 31, 2003             $6,000,000
                    March 31, 2004                $6,000,000
                    June 30, 2004                 $2,600,000 or such other
                                                  amount as shall then be
                                                  outstanding.

         2.3      Swing Line Loans.

         (a) Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 5.1, 5.2 and 5.3, as applicable, from and including the Amendment Effective Date and prior to the Tranche C Revolving Loan Termination Date, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make revolving swing line loans (each, individually, a "Swing Line Loan" and collectively, the "Swing Line Loans") to the Company from time to time in Dollars; provided that at no time shall the aggregate outstanding principal amount of all Swing Line Loans exceed the Swing Line Commitment; provided, further, that, at no time shall the Dollar Amount of the Tranche C Revolving Credit Obligations exceed the Aggregate Tranche C Revolving Loan Commitment; provided, further, that at no time shall the sum of (i) the outstanding principal amount of the Swing Line Loans plus (ii) the Dollar Amount of the Swing Line Bank's Pro Rata Tranche C Revolving Share of the amount equal to the Tranche C Revolving Credit Obligations less the outstanding principal amount of Swing Line Loans, exceed the Swing Line Bank's Tranche C Revolving Loan Commitment at such time.

         (b) Borrowing/Conversion/Continuation Notice; Interest Rate. The Company and/or the applicable Borrower shall deliver to the Administrative Agent and the Swing Line Bank (if the Swing Line Bank is not BNS) a Borrowing/Conversion/Continuation Notice, signed by it, not later than 12:00 noon (New York time) on the Borrowing Date of each Swing Line Loan (or at such later time as may be acceptable to the Swing Line Bank in its sole discretion), specifying (i) the applicable Borrowing Date (which date shall be a Business Day and which may be the same date as the date the Borrowing/Conversion/Continuation Notice is given, (ii) the aggregate amount of the requested Swing Line Loan, the amount of which shall be not less than $1,000,000 and (iii) payment instructions for the disbursement of such Loans. The Swing Line Loans shall bear interest at the Floating Rate.

         (c) Making of Swing Line Loans. Not later than 3:00 p.m. (New York time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in New York, New York to the Administrative Agent at its address specified pursuant to Article XV. The Administrative Agent will promptly make the funds so received from the Swing Line Bank available to the Company on the Borrowing Date at the Administrative Agent's aforesaid address.

         (d) Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Company on or before the seventh (7th) Business Day after the Borrowing Date for such Swing Line Loan. The Company may at any time pay, without penalty or premium, all outstanding Swing Line Loans. In addition, the Administrative Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, (ii) shall at any time upon the request of the Swing Line Bank in its sole discretion, or (iii) shall on the seventh (7th) Business Day after the Borrowing Date of any Swing Line Loan, require (by giving notice thereof to each Lender with a Tranche C Revolving Loan Commitment not later than 10:00 a.m. (New York time) one Business Day before the date of such Loan) each Lender with a Tranche C Revolving Loan Commitment (including the Swing Line Bank) to make a Tranche C Revolving Loan in the amount of such Lender's Pro Rata Tranche C Revolving Share of such Swing Line Loan, for the purpose of repaying all or any outstanding portion of such Swing Line Loan. Not later than 2:00 p.m. (New York time) on the date of any notice received pursuant to this Section 2.3(d), each Lender shall make available its required Tranche C Revolving Loan, in funds immediately available in New York to the Administrative Agent at its address specified pursuant to Article XV. Tranche C Revolving Loans made pursuant to this Section 2.3(d) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, had not then been satisfied, such Lender's obligation to make Tranche C Revolving Loans pursuant to this Section 2.3(d) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Bank or any other Person, (b) the failure to satisfy any condition set forth herein or the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Company, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.3(d), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.3(d) or may not make any Revolving Loan required by this Section 2.3, such Lender shall be deemed, at the option of the Administrative Agent or the Swing Line Bank, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the Swing Line Loan in the amount of such Revolving Loan, and such interest and participation shall be paid by such Lender upon demand by the Swing Line Bank together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Tranche C Revolving Loan Termination Date, the Company shall repay in full the outstanding principal balance of the Swing Line Loans.

         2.4    Rate  Options for all  Advances;  Maximum  Interest  Periods.

     The Revolving Loans and Term Loans may be Floating Rate Advances or Eurocurrency Rate Advances, or a combination thereof, selected by the Company or the applicable Borrower in accordance with Section 2.9; provided that Loans denominated in euros may not be Floating Advances. The Company or the applicable Borrower may select, in accordance with Section 2.9, Rate Options and Interest Periods applicable to portions of the Revolving Loans, Term Loans and Alternate Currency Loans; provided that there shall be no more than twelve (12) Interest Periods in effect with respect to all of the Loans at any time (unless otherwise provided in the applicable Alternate Currency Addendum with respect to Alternate Currency Loans). Each Alternate Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at the Alternate Currency Rate as set forth in the applicable Alternate Currency Addendum.


         2.5      Optional Payments; Mandatory Prepayments.

         (a) Optional Payments. The Company or the applicable Borrower may from time to time and at any time upon at least one (1) Business Day's prior written notice repay or prepay without penalty or premium all or any part of outstanding Floating Rate Advances in an aggregate minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Eurocurrency Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4, provided that the applicable Borrower may not so prepay Eurocurrency Rate Advances unless it shall have provided at least four (4) Business Days' prior written notice to the Administrative Agent of such prepayment. Each Subsidiary Borrower may, upon prior written notice to the Administrative Agent and to the applicable Alternate Currency Bank as prescribed in the applicable Alternate Currency Addendum and specifying that it is prepaying all or a portion of its Alternate Currency Loans, prepay its Alternate Currency Loans in whole at any time, or from time to time in part in a Dollar Amount aggregating $5,000,000 or any larger multiple Dollar Amount of $1,000,000 (or as otherwise specified in the applicable Alternate Currency Addendum) by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment; provided that any such payment occurring prior to the last day of any Interest Period related to such Alternate Currency Loan shall be subject to the indemnification provisions contained in Section 4.4.

         (b)  Mandatory  Prepayments  of  Loans.

                    (i) If at any time and for any reason (other than fluctuations in currency exchange rates) the Dollar Amount of the Tranche A Revolving Credit Obligations, the Tranche B Revolving Credit Obligations, the Tranche C Revolving Credit Obligations or the Tranche D Revolving Credit Obligations is greater than the Aggregate Tranche A Revolving Loan Commitment, the Aggregate Tranche B Revolving Loan Commitment, the Aggregate Tranche C Revolving Loan Commitment or the Aggregate Tranche D Revolving Loan Commitment, respectively, the Company shall immediately make or cause to be made a mandatory prepayment of the Tranche A Revolving Credit Obligations, the Tranche B Revolving Credit Obligations, the Tranche C Revolving Credit Obligations or the Tranche D Revolving Credit Obligations, as the case may be, in an amount equal to such excess.

                    (ii) On the last Business Day of each month, the Administrative Agent shall calculate the Dollar Amount of all outstanding Alternate Currency Loans, Tranche B Revolving Credit Obligations and Tranche D Revolving Credit Obligations using, for each currency, the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent in the London interbank market (or other market where the Administrative Agent's foreign exchange operations in respect of such currency are then being conducted) and if, on such Business Day:

                  (A) the Dollar Amount of the Tranche B Revolving Credit Obligations exceeds one hundred percent (100%) of the Aggregate Tranche B Revolving Loan Commitment as a result of fluctuations in currency exchange rates, the Borrowers shall immediately prepay Tranche B Revolving Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of the Tranche B Revolving Credit Obligations is less than or equal to the Aggregate Tranche B Revolving Loan Commitment; or

                  (B) the Dollar Amount of the Tranche D Revolving Credit Obligations exceeds one hundred percent (100%) of the Aggregate Tranche D Revolving Loan Commitment as a result of fluctuations in currency exchange rates, the Borrowers shall immediately prepay Tranche D Revolving Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of the Tranche D Revolving Credit Obligations is less than or equal to the Aggregate Tranche D Revolving Loan Commitment; or


                  (C) the Dollar Amount of the aggregate outstanding principal amount of Alternate Currency Loans in the same Alternate Currency exceeds the aggregate Alternate Currency Commitments with respect thereto as a result of fluctuations in currency exchange rates, the applicable Borrowers shall on such date prepay Alternate Currency Loans in such Alternate Currency in an aggregate amount such that after giving effect thereto the Dollar amount of all Alternate Currency Loans is less than or equal to the aggregate Alternate Currency Commitments with respect thereto.

                    (iii) The Company shall make all mandatory prepayments required under Section 2.6.

                    (iv) At any time prior to the Trigger Event Date and so long as any Term Loans are outstanding, the Company shall prepay the Term Loans in an amount equal to 100% of (A) the Net Proceeds realized upon any Asset Sale made by the Company or its Subsidiaries, (B) any insurance proceeds received by the Company or its Subsidiaries in respect of any casualty involving such Person's property and (C) any payments received by the Company or its Subsidiaries from a condemnation of such Person's property, to the extent any of the foregoing amounts are not applied (or committed to be applied) within one hundred and twenty (120) days after the consummation or receipt thereof, as applicable, to the purchase of similar assets that are not classified as current assets under Agreement Accounting Principles and are used or useful in the business of the Company or its Subsidiaries or to the repair or restoration of the Company's or its Subsidiaries' property. If the Company or the applicable Subsidiary does intend to so reinvest any such amounts, the Company shall give notice of such intent (and the amount intended to be reinvested) to the Administrative Agent upon receipt of such proceeds. Pending such reinvestment, the Company shall use such amounts to pay down the principal amount of the Revolving Loans to the extent thereof (but without a permanent reduction of the Revolving Loan
               Commitments). If the Company or the applicable Subsidiary does not intend to so reinvest such proceeds or if the period set forth in the immediately preceding sentence expires without the Company or such Subsidiary having reinvested such proceeds, the Company shall prepay the Term Loans (within one (1) Business Day of the expiration of said one hundred and twenty (120) day period) in an amount equal to such proceeds after giving effect to all reinvestments permitted by this subsection.

                    (v) At any time prior to the Trigger  Event Date and so long as any Term Loans are outstanding, within ninety (90) days after the end of each fiscal year, the Company shall prepay the Term Loans in an amount equal to fifty percent (50%) of the Excess Cash Flow, if any, generated by the Company and its Subsidiaries during the immediately preceding fiscal year of the Company.

                    (vi) At any time prior to the Trigger Event Date and so long as any Term Loans are outstanding, if the Company or any Subsidiary shall issue new Equity Interests or receive any capital contributions other than Equity Interests issued to the Company or another Subsidiary and capital contributions received from the Company or another Subsidiary, the Company shall promptly notify the Administrative Agent of the estimated Net Proceeds of such issuance or of such capital contribution to be received in respect thereof. Promptly upon, and in no event later than one (1) Business Day after, receipt by the Company or such Subsidiary of Net Proceeds of such issuance or of such capital contribution, the Company shall prepay the Term Loans in an amount equal to 50% of such Net Proceeds or capital contribution (unless a Default or Unmatured Default shall have occurred and be continuing, in which case the Company shall prepay the Term Loans in an amount equal to 100% of such Net Proceeds or capital contribution). Notwithstanding the foregoing, in no event shall the Company's obligation to prepay the Term Loans pursuant to an issuance under this Section 2.5(b)(vi) exceed an amount equal to the Net Proceeds of such issuance less any prepayment of the Subordinated Seller Note made with respect to such issuance and required under Section 4.2 of the Subordinated Seller Note (but only to the extent otherwise permitted by the subordination provisions of the Subordinated Seller Note).

                    (vii) At any time  prior to the  Trigger  Event  Date and so long as any Term Loans are outstanding, the Company shall immediately prepay the Term Loans in an amount equal to 100% of the Net Proceeds of any Indebtedness issued by the Company or any Subsidiary (excluding Indebtedness permitted pursuant to Section 7.3(c)).

                    (viii) All of the mandatory  prepayments  made under Section
               2.5(b)(i)-(iii) shall be applied to the Tranche A Revolving Credit Obligations, the Tranche B Revolving Credit Obligations, the Tranche C Revolving Credit Obligations or the Tranche D Revolving Credit Obligations, as applicable, first to Floating Rate Loans and to any Eurocurrency Rate Loans and Alternate Currency Loans maturing on such date and then to subsequently maturing Eurocurrency Rate Loans and Alternate Currency Loans in order of maturity.

                    (ix) Any prepayments  pursuant to Sections  2.5(b)(iv)-(vii)
               shall be applied to the outstanding principal balance of the Term Loans against all remaining scheduled principal installments in inverse order of maturity.

          2.6      Reductions and Adjustments of Revolving Loan Commitments.

          (a) The Company may permanently reduce (i) the Aggregate Tranche A Revolving Loan Commitment in whole, or in part ratably among the Lenders with a Tranche A Revolving Loan Commitment, in an aggregate minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount (unless the Aggregate Tranche A Revolving Loan Commitment is reduced in whole), (ii) the Aggregate Tranche B
          Revolving Loan Commitment in whole, or in part ratably among the Lenders with a Tranche B Revolving Loan Commitment, in an aggregate minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount (unless the Aggregate Tranche B Revolving Loan Commitment is reduced in whole), (iii) the Aggregate Tranche C
          Revolving Loan Commitment in whole, or in part ratably among the Lenders with a Tranche C Revolving Loan Commitment, in an aggregate minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount (unless the Aggregate Tranche C Revolving Loan Commitment is reduced in whole), (iv) the Aggregate Tranche D
          Revolving Loan Commitment in whole, or in part ratably among the Lenders with a Tranche D Revolving Loan Commitment, in an aggregate minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount (unless the Aggregate Tranche D Revolving Loan Commitment is reduced in whole) or (v) the Swing Line Commitments in whole or in part in amounts of $1,000,000 upon at least three (3) Business Day's prior written notice to the Administrative Agent and the Swing Line Bank, which notice shall specify the amount of any such reduction; provided that (a) the amount of the Aggregate Tranche A
          Revolving Loan Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Tranche A Revolving Credit Obligations, (b) the amount of the Aggregate Tranche B Revolving Loan Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Tranche B Revolving Credit Obligations or below the aggregate amount of Alternate Currency Commitments, (c) the amount of the Aggregate Tranche C Revolving Loan Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Tranche C Revolving Credit Obligations or below the aggregate amount of the Swing Line Commitment and (d) the amount of the Aggregate Tranche D Revolving Loan Commitment may not be reduced below the aggregate  principal  Dollar  Amount  of  the  outstanding  Tranche  D
          Revolving Credit Obligations or below the aggregate amount of Alternate Currency Commitments. All accrued commitment fees shall be payable on the effective date of any termination of all or any part the obligations of the Lenders to make Loans hereunder. Each Subsidiary Borrower may, upon three (3) Business Days prior written notice to the Administrative Agent and to the applicable Alternate Currency Bank, terminate entirely at any time or reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000 (or as set forth on the applicable Alternate Currency
          Addendum), the unused portions of the applicable Alternate Currency Commitment as specified by the applicable Subsidiary Borrower in such notice to the Administrative Agent and the applicable Alternate Currency Bank; provided that at no time shall the Alternate Currency Commitment of any Lender in respect of any Alternate Currency be reduced to an amount less than the total outstanding principal amount of all Alternate Currency Loans of such Lender made in such Alternate Currency.

          (b) Any Lender (i) with a Tranche A Revolving Loan Commitment may, upon three (3) Business Day's prior written notice to the Administrative Agent and the Company, convert all of its Tranche A Revolving Loan Commitment to a Tranche C Revolving Loan Commitment and upon such conversion such Lender shall have a Tranche C Revolving Loan Commitment in an amount equal to such Lender's prior Tranche A Revolving Loan Commitment, such Lender's prior Tranche A Revolving Loan Commitment shall be permanently reduced to zero and the Aggregate Tranche A Revolving Loan Commitment shall be permanently reduced by an amount equal to such Lender's new Tranche C Revolving Loan Commitment and (ii) with a Tranche B Revolving Loan Commitment may, upon three
          (3) Business Day's prior written notice to the Administrative Agent and the Company, convert all of its Tranche B Revolving Loan Commitment to a Tranche D Revolving Loan Commitment and upon such conversion such Lender shall have a Tranche D Revolving Loan
          Commitment in an amount equal to such Lender's prior Tranche B Revolving Loan Commitment, such Lender's prior Tranche B Revolving Loan Commitment shall be permanently reduced to zero and the Aggregate Tranche B Revolving Loan Commitment shall be permanently reduced by an amount equal to such Lender's new Tranche D Revolving Loan Commitment.

          (c) If any prospective Lender has indicated its desire to provide commitments (i) with respect to Tranche C Revolving Loans, the Company may, simultaneously with the execution by such prospective Lender of an Assignment Agreement pursuant to Section 14.3, permanently reduce the Aggregate Tranche A Revolving Loan Commitment ratably among the Lenders with a Tranche A Revolving Loan Commitment in an amount equal to the new Tranche C Revolving Loan Commitment of such prospective Lender with a concurrent ratable transfer of any outstanding Tranche A Revolving Loans to Tranche C Revolving Loans and (ii) with respect to Tranche D Revolving Loans, the Company may, simultaneously with the execution by such prospective Lender of an Assignment Agreement pursuant to Section 14.3, permanently reduce the Aggregate Tranche B Revolving Loan Commitment ratably among the Lenders with a Tranche B Revolving Loan Commitment in an amount equal to the new Tranche D Revolving Loan Commitment of such prospective Lender with a concurrent ratable transfer of any outstanding Tranche B Revolving Loans to Tranche D Revolving Loans.

     2.7 Method of Borrowing. Not later than 2:00 p.m. (New York time) on each Borrowing Date, each Lender shall make available its Revolving Loan in immediately available funds in the applicable Agreed Currency to the Administrative Agent at its address specified on its signature page hereto or as otherwise specified pursuant to Article XV, unless the Administrative Agent has notified the Lenders that such Loan is to be made available to the applicable Borrower at the Administrative Agent's Eurocurrency Payment office, in which case each Lender shall make available its Loan or Loans, in funds immediately available to the Administrative Agent at its Eurocurrency Payment Office, not later than 12:00 noon (local time in the city of the Administrative Agent's
Eurocurrency Payment Office) in the Agreed Currency designated by the Administrative Agent. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's aforesaid address or Eurocurrency Payment Office, as applicable.

         2.8 Method of Selecting Types and Interest Periods for Advances. The applicable Borrower shall select the Type of Advance and, in the case of each Eurocurrency Rate Advance, the Interest Period, Agreed Currency and/or Alternate Currency applicable to each Advance from time to time. The applicable Borrower shall give the Administrative Agent irrevocable notice in substantially the form of Exhibit B hereto (a "Borrowing/Conversion/Continuation Notice") not later than 11:00 a.m. (New York time) (a) one (1) Business Day before the Borrowing Date of each Floating Rate Advance, and (b) three (3) Business Days before the Borrowing Date for each Eurocurrency Rate Advance to be made in Dollars, and (c) four (4) Business Days before the Borrowing Date for each Eurocurrency Rate Advance to be made in any Agreed Currency other than Dollars and (d) three (3) Business Days before the Borrowing Date for each Alternate Currency Loan (or such other period as may be agreed to by the Administrative Agent and the applicable Borrower), and the applicable Borrower shall give the applicable Alternate Currency Bank irrevocable notice by 11:00 a.m. (local time) three (3) Business Days prior to the Borrowing Date for such Alternate Currency Loan (or such other period as may be agreed to by the applicable Alternate Currency Bank or specified in the applicable Alternate Currency Addendum), specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; (iv) whether the Advance will be a Tranche A Advance, a Tranche B Advance, a Tranche C Advance or a Tranche D Advance; and (v) in the case of each Eurocurrency Rate Loan, the Interest Period and Agreed Currency or Alternate Currency applicable thereto. Each Floating Rate Advance, each Alternate Currency Loan bearing a fluctuating Alternate Currency Rate and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance, in the case of Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Floating Rate or Alternate Currency Rate, as applicable, changing when and as such Floating Rate or Alternate Currency Rate, as applicable, changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Changes in the rate of interest on any portion of any Alternate Currency Loan bearing a fluctuating Alternate Currency Rate will take effect simultaneously with each change in such Alternate Currency Rate. Each Eurocurrency Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Rate Advance and shall change as and when the Applicable Eurocurrency Margin changes.

         2.9 Minimum Amount of Each Advance. Each Advance (other than an Advance to repay a Swing Line Loan or Reimbursement Obligation) shall be in the minimum Dollar Amount of $5,000,000 (or the Approximate Equivalent Amount of any Agreed Currency other than Dollars or any Alternate Currency) and in Dollar Amount multiples of $1,000,000 (or the Approximate Equivalent Amount of any Agreed Currency other than Dollars or any Alternate Currency) if in excess thereof (or such other amounts as may be specified in the applicable Alternate Currency Addendum), provided that any Floating Rate Advance may be in the amount of the unused Aggregate Tranche A Revolving Loan Commitment, Aggregate Tranche B Revolving Loan Commitment, Aggregate Tranche C Revolving Loan Commitment or Aggregate Tranche D Revolving Loan Commitment, as the case may be.

     2.10 Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances.

         (a) Right to Convert. The applicable Borrower may elect from time to time, subject to the provisions of Section 2.4 and this Section 2.10, to convert all or any part of a Loan (other than a Swing Line Loan) of any Type into any other Type or Types of Loans (other than a Swing Line
         Loan); provided that any conversion of any Eurocurrency Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

         (b) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurocurrency Rate Loans. Eurocurrency Rate
         Loans shall continue as Eurocurrency Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Rate Loans shall be automatically converted into Floating Rate Loans unless the Company shall have given the Administrative Agent notice in accordance with Section 2.10(d) requesting that, at the end of such Interest Period, such Eurocurrency Rate Loans continue as a Eurocurrency Rate Loan. Unless a Borrowing/Conversion/Continuation Notice shall have timely been given in accordance with the terms of this Section 2.10, Eurocurrency Rate Advances in an Agreed Currency other than Dollars and Alternate Currency Loans shall automatically continue as Eurocurrency Rate Advances in the same Agreed Currency or Alternate Currency Loans in the same Alternate Currency, as applicable, with an Interest Period of one (1) month.

         (c) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.10(a) or Section 2.10(b), no Loan may be converted into or continued as a Eurocurrency Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

         (d) Borrowing/Conversion/Continuation Notice. The Company shall give the Administrative Agent a Borrowing/Conversion/Continuation Notice with respect to each conversion of a Floating Rate Loan into a Eurocurrency Rate Loan or continuation of a Eurocurrency Rate Loan not later than 11:00 a.m. (New York time) (i) three (3) Business Days prior to the date of the requested conversion or continuation, with respect to any Loan to be converted or continued as a Eurocurrency Rate Loan in Dollars, (ii) four (4) Business Days prior to the date of the requested conversion or continuation with respect to any Loan to be converted or continued as a Eurocurrency Rate Loan in an Agreed Currency other than Dollars, and (iii) five (5) Business Days before the date of the requested conversion or continuation Borrowing Date with respect to the conversion or continuation of any Alternate Currency Loan (or such other period as may be agreed to by the Administrative Agent), and the applicable Subsidiary Borrower shall give the applicable Alternate Currency Bank irrevocable notice by 11:00 a.m. (local time) three (3) Business Days prior to the conversion or continuation of such Alternate Currency Loan (or such other period as may specified in the applicable Alternate Currency Addendum), specifying: (x) the requested date (which shall be a Business Day) of such conversion or continuation; (y) the amount and Type of the Loan to be converted or continued; and (z) the amount of Eurocurrency Rate Loan(s) or Alternate Currency Loan(s), as applicable, into which such Loan is to be converted or continued, the Agreed Currency or Alternate Currency, as applicable, and the duration of the Interest Period applicable thereto.

         (e) Notwithstanding anything herein to the contrary, (i) Eurocurrency Rate Advances in an Agreed Currency may be continued as Eurocurrency Rate Advances only in the same Agreed Currency, (ii) Alternate Currency Loans in an Alternate Currency may be continued as Alternate Currency Loans only in the same Alternate Currency, (iii) Tranche A Advances may only be continued as Tranche A Advances, (iv) Tranche B Advances may only be continued as Tranche B Advances, (v) Tranche C Advances may only be continued as Tranche C Advances and (vi) Tranche D Advances may only be continued as Tranche D Advances.

         2.11 Default Rate. After the occurrence and during the continuance of a Default, each outstanding Loan shall bear interest at a rate equal to the rate otherwise applicable thereto (giving effect to the provisions of Section 2.15(d)(ii)) plus 2% per annum.

         2.12 Method of Payment. All payments of principal, interest, fees, commissions, and other amounts payable hereunder shall be made, without setoff, deduction or counterclaim in immediately available funds to the Administrative Agent (a) at the Administrative Agent's address specified pursuant to Article XV with respect to Advances or other Obligations denominated in Dollars and (b) at the Administrative Agent's Eurocurrency Payment Office with respect to any Advance or other Obligations denominated in an Agreed Currency other than Dollars, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by 1:00 p.m. (New York time) on the date when due and shall be applied ratably among the applicable Lenders with respect to any principal and interest due in connection with Loans. Each Advance shall be repaid or prepaid in the Agreed Currency in which it was made in the amount borrowed and interest payable thereon shall also be paid in such currency. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Company authorizes the Administrative Agent to charge the account of the Company maintained with BNS for each payment of principal, interest, fees, commissions and L/C Obligations as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to each Issuing Bank, in the case of payments required to be made by the Company to any Issuing Bank pursuant to
Article III.

         All payments to be made by the Borrowers hereunder in respect of any Alternate Currency Loans shall be made in the currencies in which such Loans are denominated and in funds immediately available, at the office or branch from which the Loan was made pursuant to Section 2.20 and the applicable Alternate Currency Addendum not later than 3:00 p.m. (local time) on the date on which such payment shall become due. Promptly, and in any event within two (2) Business Days after receipt, upon receipt of any payment of principal of the Alternate Currency Loans the applicable Alternate Currency Bank shall give written notice to the Administrative Agent by telex or telecopy of the receipt of such payment.

         Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such Agreed Currency or Alternate Currency, as applicable, with the result that different types of such Agreed Currency or Alternate Currency, as applicable, (the "New Currency") are introduced and the type of currency in which the Advance was made (the "Original Currency") no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders or Alternate Currency Bank, as applicable, in such Original Currency, then all payments to be made by the Borrowers hereunder in such currency shall be made to the Administrative Agent or Alternate Currency Bank, as applicable, in such amount and such type of the New Currency or Dollars as shall be equivalent to the amount of such payment otherwise due hereunder in the Original Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. In addition, notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, the applicable Borrower is not able to make payment to the Administrative Agent for the account of the Lenders or the applicable Alternate Currency Bank in the type of currency in which such Advance was made because of the imposition of any such currency control or exchange regulation, then such Advance shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Amount (as of the date of repayment) of such Advance.

         2.13     Evidence of Debt.

         (a) Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the indebtedness of the Borrowers owing to such Lender hereunder from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (b) The Register  maintained by the  Administrative  Agent  pursuant to
         Section 14.3(c) shall reflect (i) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount and the currency of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 14.3, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

         (c) The entries made in the Loan Account, the Register and the other accounts maintained pursuant to subsections (a) or (b) of this Section shall be presumptively correct for all purposes, absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with the terms of this Agreement.

         (d) Any Lender may request that the Tranche A Revolving Loans, the Tranche B Revolving Loans, the Tranche C Revolving Loans, the Tranche D Revolving Loans or the Term Loans made by it each be evidenced by a promissory note in substantially the forms of Exhibit I-1, Exhibit I-2,
         Exhibit I-3, Exhibit I-4 or Exhibit I-5, respectively, to evidence such Lender's Tranche A Revolving Loans, Tranche B Revolving Loans, Tranche C Revolving Loans, Tranche D Revolving Loans or Term Loans, as applicable. In such event, the applicable Borrower shall promptly prepare, execute and deliver to such Lender a promissory note for such Loans payable to the order of such Lender and in a form approved by the Administrative Agent and consistent with the terms of this Agreement. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 14.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

         2.14 Telephonic Notices. The Borrowers authorize the Lenders and the Administrative Agent to extend Loans, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the applicable Borrower. The Borrowers agree to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

        2.15 Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis; Taxes; Loan and Control Accounts.

         (a) Promise to Pay. Each Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents.

         (b) Interest Payment Dates. Interest accrued on each Floating Rate Loan and each Alternate Currency Loan bearing a fluctuating Alternate Currency Rate shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, upon any prepayment whether by acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Fixed-Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed-Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed-Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

         (c)      Fees.

                  (i) The Company shall pay to the Administrative Agent (A) for the account of the Lenders in accordance with their Pro Rata Tranche A Revolving Shares, from and after the date of this Agreement until the Tranche A Revolving Loan Termination Date, a commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage on the unutilized portion of such Lender's Tranche A Revolving Loan Commitment, (B) for the account of the Lenders in accordance with their Pro Rata Tranche B Revolving Shares, from and after the date of this Agreement until the Tranche B Revolving Loan Termination Date, a commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage on the unutilized portion of such Lender's Tranche B Revolving Loan (treating Alternate Currency Loans as usage), (C) for the account of the Lenders in accordance with their Pro Rata Tranche C Revolving Shares, from and after the date of this Agreement until the Tranche C Revolving Loan Termination Date, a commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage on the unutilized portion of such Lender's Tranche C Revolving Loan Commitment (treating Letters of Credit, but not Swing Line Loans, as usage) and
         (D) for the account of the Lenders in accordance with their Pro Rata Tranche D Revolving Shares, from and after the date of this Agreement until the Tranche D Revolving Loan Termination Date, a commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage on the unutilized portion of such Lender's Tranche D Revolving Loan (treating Alternate Currency Loans as usage). The commitment fee shall be payable in arrears on each Payment Date hereafter, and, in addition, on any date on which the Tranche A Revolving Loan Commitment, the Tranche B Revolving Loan Commitment, the Tranche C Revolving Loan Commitment or the Tranche D Revolving Loan Commitment, as applicable, shall be terminated in whole or, with respect to such terminated amount, in part.

                  (ii) The Company agrees to pay to the Administrative Agent, for the sole account of the Administrative Agent (unless otherwise agreed between the Administrative Agent and any Lender) the fees set forth in the Original Fee Letter, payable at the times and in the amounts set forth therein.

                  (iii) The applicable Borrower agrees to pay to each Alternate Currency Bank, for its sole account, a fronting fee equal to 0.25% of the average daily outstanding Dollar Amount of all Alternate Currency Loans made by such Alternate Currency Bank.


          (d)  Interest  and Fee Basis;  Applicable  Floating  Rate Margin,
          Applicable   Eurocurrency   Margin  and   Applicable   Commitment  Fee
          Percentage.

                  (i) Interest on all Fixed-Rate Loans (except as provided otherwise in the applicable Alternate Currency Addendum in the case of an Alternate Currency Loan) and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on all Floating Rate Loans shall be calculated for actual days elapsed on the basis of a 365-, or when appropriate 366-, day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 3:00 p.m. (local time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

                  (ii) The Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be determined from time to time on the basis of the then applicable Leverage Ratio in accordance with the following table:

                                    APPLICABLE     APPLICABLE    APPLICABLE
                                   FLOATING RATE  EUROCURRENCY   COMMITMENT
        LEVERAGE RATIO               MARGIN          MARGIN     FEE PERCENTAGE
        Less than 1.50                0.25%           1.25%       0.375%
        1.50 or greater,
        but less than 2.00            0.75%           1.75%       0.375%
        2.00 or greater,
        but less than 2.50            1.25%           2.25%       0.500%
        2.50 or greater,
        but less than 2.75            1.75%           2.75%       0.500%
        2.75 or greater,
        but less than 3.00            2.00%           3.00%       0.500%
        3.00 or greater               2.25%           3.25%       0.500%

                  Upon receipt of the financial statements to be delivered by the Company in accordance with Section 7.1(a)(i) or (ii), as applicable, for any fiscal quarter or, if earlier, upon receipt of the Company's audited financial statements for any fiscal year, the Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the Administrative Agent's receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to Section 7.1(a)(iii); provided that if the Company shall not have timely delivered its financial statements in accordance with Section 7.1(a)(i) or (ii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage that the Leverage Ratio was greater than 2.50 to 1.0. Notwithstanding the foregoing, for so long as any Default shall have occurred and be continuing, the Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be the highest Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Margin set forth in the foregoing table.


         (e)      Taxes.

                  (i) Any and all payments by the Borrowers hereunder (whether in respect of principal, interest, fees or otherwise) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any interest, penalties and liabilities with respect thereto but excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or the Administrative Agent's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section 2.15(e)) such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Borrower shall make such deductions or withholdings, and (iii) the applicable Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.

                  (ii) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as "Other Taxes").

                  (iii) The Company and each Subsidiary Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.15(e)) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Administrative Agent under this Section 2.15(e) submitted to the applicable Borrower and the Administrative Agent (if a Lender is so submitting) by such Lender or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

                  (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Company or any Subsidiary Borrower, the Company shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (v) Without prejudice to the survival of any other agreement of the Company and the Subsidiary Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.15(e) shall survive the payment in full of all Obligations, the termination of the Letters of Credit and the termination of this Agreement.

                  (vi) Each Lender (including any Replacement Lender or Purchaser) that is not created or organized under the laws of the United States of America or a political subdivision thereof (each a "Non-U.S. Lender") shall deliver to the Company and the Administrative Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 14.3 hereof (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), either (A) two (2) duly completed copies of either (x) IRS Form W-8BEN, or (y) IRS Form W-8ECI, or in either case an applicable successor form or (B) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause
         (vi)(A)(I), (I) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not (x) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (y) a "10 percent shareholder" of the Company or any Subsidiary Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (z) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and (II) two (2) duly completed copies of IRS Form W-8BEN or applicable successor form. Each such Lender further agrees to deliver to the Company and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in a form satisfactory to the Company and the Administrative Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Company and the Administrative Agent pursuant to this Section 2.15(e)(vi). Further, each Lender which delivers a form or certificate pursuant to this clause (vi) covenants and agrees to deliver to the Company and the Administrative Agent within fifteen (15) days prior to the expiration of such form, for so long as this Agreement is still in effect, another such certificate and/or two (2) accurate and complete original newly-signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder).

                  Each Lender shall promptly furnish to the Company and the Administrative Agent such additional documents as may be reasonably required by any Borrower or the Administrative Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender. Notwithstanding any other provision of this Section 2.15(e), no Borrower shall be obligated to gross up any payments to any Lender pursuant to Section 2.15(e)(i), or to indemnify any Lender pursuant to Section 2.15(e)(iii), in respect of United States federal withholding taxes to the extent imposed as a result of (x) the failure of such Lender to deliver to the Company the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to
         Section 2.15(e)(vi), or (y) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, provided that the applicable Borrower shall be obligated to gross up any payments to any such Lender pursuant to
         Section  2.15(e)(i),  and to  indemnify  any such  Lender  pursuant  to
         Section 2.15(e)(iii), in respect of United States federal withholding taxes if (x) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or exemption certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or the certifications made in such form or forms or Exemption Certificate untrue or inaccurate in any material respect, or (y) the obligation to gross up payments to any such Lender pursuant to Section 2.15(e)(i), or to indemnify any such Lender pursuant to Section 2.15(e)(iii), is with respect to a Purchaser that becomes a Purchaser as a result of an assignment made at the request of the Company.

         2.16 Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each
Aggregate       Revolving      Loan      Commitment       reduction      notice,
Borrowing/Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify the Company or applicable Borrower and each Lender of the interest rate and Agreed Currency applicable to each Fixed-Rate Loan promptly upon determination of such interest rate and Agreed Currency and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17 Lending Installations. Each Lender may book its Loans or Letters of Credit at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments and/or payments of L/C Obligations are to be made.

         2.18 Non-Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of any Borrower, a payment of principal, interest fees or other Obligations to the Administrative Agent for the account of any of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the applicable Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

         2.19 Termination Date. This Agreement shall be effective until the date (the "Facility Termination Date") upon which (a) all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, (b) all commitments of the Lenders to extend credit hereunder have expired or have been terminated and (c) all of the Letters of Credit shall have expired, been canceled or terminated. Notwithstanding the occurrence of the Facility Termination Date, obligations of the Borrowers and other terms hereof which by the terms of this Agreement survive termination shall survive the Facility Termination Date.

         2.20 Replacement of Certain Lenders. In the event a Lender ("Affected Lender") shall have: (a) failed to fund its Pro Rata Tranche A Revolving Share, Pro Rata Tranche B Revolving Share, Pro Rata Tranche C Revolving Share or Pro Rata Tranche D Revolving Share of any Advance requested by the applicable Borrower, or to make payment in respect of any Alternate Currency Loan purchased by such Lender pursuant to Section 2.21(e), which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (b) requested compensation from any Borrower under Sections 2.15(e), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders except as provided under any applicable Alternate Currency Addendum, or (c) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurocurrency Rate Loans to the Company for reasons not generally applicable to the other Lenders, then, in any such case, after the engagement of one or more "Replacement Lenders" (as defined below) by the Company and/or the Administrative Agent, the Company or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Company and a copy to the Company in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 14.3(a) which the Company or the Administrative Agent, as the case may be, shall have engaged for such purpose (each, a "Replacement Lender"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit and Alternate Currency Loans hereunder) in accordance with Section 14.3. The Administrative Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. With respect to such assignment the Affected Lender shall be entitled to receive, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.15(e), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under Section 2.15(c) in the event of any replacement of any Affected Lender under clause (b) or clause (c) of this
Section 2.20; provided that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15(e), 4.1, 4.2, 4.4, and 11.6, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 12.8.

         2.21     Alternate Currency Loans.

         (a) Upon the  satisfaction  of the  conditions  precedent  set forth in
         Article V hereof and set forth in the applicable Alternate Currency Addendum, from and including the later of the date of this Agreement and the date of execution of the applicable Alternate Currency Addendum and prior to the termination of the Aggregate Tranche B Revolving Loan Commitment or the Aggregate Tranche D Revolving Loan Commitment, as applicable (or such earlier termination date as shall be specified in or pursuant to the applicable Alternate Currency Addendum), each Alternate Currency Bank agrees, on the terms and conditions set forth in this Agreement and in the applicable Alternate Currency Addendum, to make Alternate Currency Loans under such Alternate Currency Addendum to the applicable Borrower party to such Alternate Currency Addendum from time to time in the applicable Alternate Currency, in an amount not to exceed each such Alternate Currency Bank's applicable Alternate Currency Commitment; provided that at no time shall the Dollar Amount of the Alternate Currency Loans for any specific Alternate Currency exceed the maximum amount specified as the maximum amount for such Alternate Currency in the applicable Alternate Currency Addendum other than as a result of currency fluctuations and then only to the extent permitted in Section 2.5(b)(ii) and provided, further, that at no time shall (i) the Dollar Amount of the Tranche B Revolving Credit Obligations exceed the Aggregate Tranche B Revolving Loan Commitments or (ii) the Dollar Amount of the Tranche D Revolving Credit Obligations exceed the Aggregate Tranche D Revolving Loan Commitments. Subject to the terms of this Agreement and the applicable Alternate Currency
         Addendum, the applicable Borrowers may borrow, repay and reborrow Alternate Currency Loans in the applicable Alternate Currency at any time prior to the termination of the Aggregate Tranche B Revolving Loan Commitment or the Aggregate Tranche D Revolving Loan Commitment, as applicable (or such earlier termination date as shall be specified in or pursuant to the applicable Alternate Currency Addendum). On the termination of the Aggregate Tranche B Revolving Loan Commitment or the Aggregate Tranche D Revolving Loan Commitment, as applicable (or such earlier termination date as shall be specified in or pursuant to the applicable Alternate Currency Addendum), the outstanding principal balance of the Alternate Currency Loans shall be paid in full by the applicable Borrower and prior to the termination of the Aggregate
         Tranche B Revolving Loan Commitment or the Aggregate Tranche D Revolving Loan Commitment, as applicable (or such earlier termination date as shall be specified in or pursuant to the applicable Alternate Currency Addendum) prepayments of the Alternate Currency Loans shall be made by the applicable Borrower if and to the extent required by
         Section 2.5(b)(ii). For the avoidance of doubt, it is understood that no Lender shall have any obligation hereunder to execute an Alternate Currency Addendum and so to become an Alternate Currency Bank.

         (b) Borrowing Notice. When the applicable Borrower desires to borrow under this Section 2.21, the applicable Borrower shall deliver to the applicable Alternate Currency Bank and the Administrative Agent a Borrowing/Conversion/Continuation Notice, signed by it, as provided in
         Section 2.8 specifying that such Borrower is requesting an Alternate Currency Loan pursuant to this Section 2.21 and whether such borrowing shall be made as a Tranche B Revolving Loan or Tranche D Revolving Loan, and the Administrative Agent shall give prompt notice to the Lenders with a Tranche B Revolving Loan Commitment or a Tranche D Revolving Loan Commitment, as applicable, of any such request for an Alternate Currency Loan. Any Borrowing/Conversion/Continuation Notice given pursuant to this Section 2.21 shall be irrevocable.

         (c) Termination. Except as otherwise required by applicable law, in no event shall any Alternate Currency Bank have the right to accelerate the Alternate Currency Loans outstanding under any Alternate Currency Addendum or to terminate its commitments (if any) thereunder to make Alternate Currency Loans prior to the stated termination date in respect thereof, except that each Alternate Currency Bank shall have such rights upon an acceleration of the Loans and a termination of the Aggregate Revolving Loan Commitments pursuant to Article IX.

         (d) Statements. Each Alternate Currency Bank shall furnish to the Administrative Agent not less frequently than monthly, at the end of each calendar quarter, and at any other time at the reasonable request of the Administrative Agent, a statement setting forth the outstanding Alternate Currency Loans made and repaid during the period since the last such report under such Alternate Currency Addendum.

         (e) Risk Participation. Immediately and automatically upon the occurrence of a Default under Sections 8.1(a), (e) or (f), each Lender with a Tranche B Revolving Loan Commitment or a Tranche D Revolving Loan Commitment, as applicable, shall be deemed to have unconditionally and irrevocably purchased from the applicable Alternate Currency Bank, without recourse or warranty, an undivided interest in and participation in each Alternate Currency Loan ratably in an amount equal to such Lender's Pro Rata Tranche B Revolving Share or Pro Rata Tranche D Revolving Share, as applicable, of the amount of principal and accrued interest of such Loan, and immediately and automatically all Alternate Currency Loans shall be converted to and redenominated in Dollars equal to the Dollar Amount of each such Alternate Currency Loan determined as of the date of such conversion; provided that to the extent such conversion shall occur other than at the end of an Interest Period, the applicable Borrower shall pay to the applicable Alternate Currency Bank, all losses and breakage costs related thereto in accordance with Section 4.4. Each of the Lenders shall pay to the applicable Alternate Currency Bank not later than two (2) Business Days following a request for payment from such Alternate Currency Bank, in Dollars, an amount equal to the undivided interest in and participation in the Alternate Currency Loan purchased by such Lender pursuant to this Section 2.21(e). In the event that any Lender fails to make payment to the applicable Alternate Currency Bank of any amount due under this Section 2.21(e), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives from such Lender an amount sufficient to discharge such Lender's payment obligation as prescribed in this
         Section 2.21(e) together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the applicable Alternate Currency Bank and ending on the date such obligation is fully satisfied. The Administrative Agent will promptly remit all payments received as provided above to the applicable Alternate Currency Bank. In consideration of the risk participations prescribed in this Section 2.21(e), each Lender shall receive, from the accrued interest paid for periods prior to the conversion of any Alternate Currency Loan as described above by the applicable Borrower on each Alternate Currency Loan, a fee equal to such Lender's Pro Rata Tranche B Revolving Share or Pro Rata Tranche D Revolving Share, as applicable, of the Applicable Eurocurrency Margin component of the interest accrued on such Loan, as in effect from time to time during the period such interest accrued. Such portion of the interest paid by the applicable Borrower on Alternate Currency Loans to the applicable Alternate Currency Bank shall be paid as promptly as possible by such Alternate Currency Bank to the Administrative Agent, and the Administrative Agent shall as promptly as possible convert such amount into Dollars at the spot rate of exchange in accordance with its normal banking practices and apply such resulting amount ratably among the Lenders (including the Alternate Currency Banks) in proportion to their Pro Rata Tranche B Revolving Share or Pro Rata Tranche D Revolving Share, as applicable.

         (f) Other Provisions Applicable to Alternate Currency Loans. The specification of payment of Alternate Currency Loans in the related Alternate Currency at a specific place pursuant to this Agreement is of the essence. Such Alternate Currency shall, subject to Section 2.21, be the currency of account and payment of such Loans under this Agreement and the applicable Alternate Currency Addendum. Notwithstanding anything in this Agreement, the obligation of the applicable Borrower in respect of such Loans shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into the applicable Alternate Currency and transfer to such Lender under normal banking procedure, does not yield the amount of such Alternate Currency due under this Agreement or the applicable Alternate Currency Addendum. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such Alternate Currency due under this Agreement or the applicable Alternate Currency Addendum, such Lender shall have an independent cause of action against each of the Borrowers for the currency deficit. In the event that any payment, upon conversion and transfer, results in payment in excess of the amount of such Alternate Currency due under this Agreement or the applicable Alternate Currency Addendum, such Lender shall refund such excess to the applicable Borrower.

         2.22 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's office in New York, New York on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 13.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

         2.23  Market  Disruption;   Denomination  of  Amounts  in  Dollars;
Dollar Equivalent of Reimbursement Obligations.

         (a) Notwithstanding the satisfaction of all conditions referred to in this Article II with respect to any Advance in any Agreed Currency other than Dollars or an Alternate Currency, as applicable, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Company, any Subsidiary Borrower, any Alternate Currency Bank, the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Rate Loans or Alternate Currency Loans comprising such Advance to be denominated in the Agreed Currency or Alternate Currency, as applicable, specified by the applicable Borrower, then the Administrative Agent shall forthwith give notice thereof to the Company or such Borrower, the applicable Alternate Currency Bank and the Lenders, or the applicable Borrower shall give notice to the Administrative Agent, the applicable Alternate Currency Bank and the Lenders, as the case may be, and such Eurocurrency Rate Loans or Alternate Currency Loans shall not be denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice, as Floating Rate Loans, unless the applicable Borrower notifies the Administrative Agent at least one (1) Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on a date at least three (3) Business Days thereafter in a different Agreed Currency or Alternate Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent, any Alternate Currency Bank, if applicable, and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice.

         (b) Except as set forth in Sections 2.1, 2.5 and 2.21, all amounts referenced in this Article II shall be calculated using the Dollar Amount determined based upon the Equivalent Amount in effect as of the date of any determination thereof; provided to the extent that any Borrower shall be obligated hereunder to pay in Dollars any Advance denominated in a currency other than Dollars, such amount shall be paid in Dollars using the Dollar Amount of the Advance (calculated based upon the Equivalent Amount in effect on the date of payment thereof) and in the event that the applicable Borrower does not reimburse the Administrative Agent and the Lenders are required to fund a purchase of a participation in such Advance, such purchase shall be made in Dollars in an amount equal to the Dollar Amount of such Advance (calculated based upon the Equivalent Amount in effect on the date of payment thereof). Notwithstanding anything herein to the contrary, the full risk of currency fluctuations shall be borne by the Borrowers and the Borrowers agree to indemnify and hold harmless each Issuing Bank, the Alternate Currency Banks, the Administrative Agent and the Lenders from and against any loss resulting from any borrowing denominated in a currency other than in Dollars and for which the Lenders are not reimbursed on the day of such borrowing.

         2.24 Subsidiary Borrowers. The Company may at any time or from time to time, with the consent of the Administrative Agent, add as a party to this Agreement any Wholly-Owned Subsidiary to be a "Subsidiary Borrower" hereunder by the execution and delivery to the Administrative Agent and the Lenders of (a) a duly completed Assumption Letter by such Subsidiary, with the written consent of the Company at the foot thereof and (b) such other guaranty, security and subordinated intercompany indebtedness documents (and related closing documentation) as may be reasonably required by the Administrative Agent, such documents with respect to any additional Subsidiaries to be substantially similar in form and substance to the Loan Documents executed on or about the Closing Date by or in respect of the Subsidiaries parties hereto as of the Closing Date. Upon such execution, delivery and consent such Subsidiary shall for all purposes be a party hereto as a Subsidiary Borrower as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Advances made to any Subsidiary Borrower under this Agreement shall have been paid in full, all Letters of Credit issued for the account of such Subsidiary Borrower have expired or been returned and terminated and all other obligations of such Subsidiary Borrower under this Agreement shall have been fully performed, the Company may, by not less than five (5) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary Borrower's status as a "Subsidiary Borrower".

         2.25 Security. All Obligations of the Borrowers under this Agreement and all other Loan Documents shall be secured in accordance with the Collateral Documents.

         2.26 Assignment and Reallocation of Existing Commitments and Existing Loans. Each of the parties hereto severally and for itself agrees that on the Amendment Effective Date, each Existing Lender hereby irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to each Lender that is not an Existing Lender, and each such Lender hereby irrevocably purchases from such Existing
Lender, a portion of the rights and obligations of such Existing Lender under the Existing Credit Agreement and each other Loan Document in respect of its Existing Loans and Commitments under (and as defined in) the Existing Credit Agreement such that, after giving effect to the foregoing assignment and delegation, each Lender's Revolving Loan Commitments and portion of the Existing Loans for the purposes of this Agreement and each other Loan Document will be as set forth opposite such Person's name on Exhibit A to this Agreement.

         (a) Each Existing Lender hereby represents and warrants to each Lender, that immediately before giving effect to the provisions of this Section, (i) such Existing Lender is the legal and beneficial owner of the portion of its rights and obligations in respect of its Existing Loans being assigned to each Lender as set forth above; and (ii) such rights and obligations being assigned and sold by such Existing Lender are free and clear of any adverse claim or encumbrance created by such Existing Lender.

         (b) Each of the Lenders hereby acknowledges and agrees that (i) other than the representations and warranties contained above, no Lender nor the Administrative Agent has made any representations or warranties or assumed any responsibility with respect to (A) any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement, the Existing Credit Agreement or any other Loan Document or (B) the financial condition of any Borrower or the performance by any Borrower of the Obligations;
         (ii) it has received such information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; and (iii) it has made and continues to make its own credit decisions in taking or not taking action under this Agreement, independently and without reliance upon the Administrative Agent or any other Lender.

         (c) The Borrowers, each of the Lenders and the Administrative Agent also agree that each of the Lenders shall, as of the Amendment Effective Date, have all of the rights and interests as a Lender in respect of the Loans purchased and assumed by it, to the extent of the rights and obligations so purchased and assumed by it.

         (d) Each Lender which is purchasing any portion of the Existing Loans shall deliver to the Administrative Agent immediately available funds in the full amount of the purchase made by it and the Administrative Agent shall, to the extent of the funds so received, disburse such funds to the Existing Lenders that are making sales and assignments in the amount of the portions so sold and assigned.

ARTICLE III:  THE LETTER OF CREDIT FACILITY

         3.1 Obligation to Issue Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Company herein set forth, each Issuing Bank hereby agrees to issue for the account of the Company or any Subsidiary Borrower through such Issuing Bank's branches as it and the Company may jointly agree, one or more Letters of Credit denominated in Dollars in accordance with this
Article III, from time to time during the period, commencing on the Amendment Effective Date and ending on the Business Day prior to the termination of the Aggregate Tranche C Revolving Loan Commitment.

         3.2 Transitional Provision. Schedule 3.2 contains a schedule of certain letters of credit issued for the account of the Company and its Subsidiaries prior to the Amendment Effective Date. From and after the Amendment Effective Date, such letters of credit shall be deemed to be Letters of Credit issued pursuant to this Article III.

          3.3 Types and Amounts. No Issuing Bank shall have any obligation to and no Issuing Bank shall:

          (a) issue (or amend) any Letter of Credit if on the date of issuance (or amendment), before or after giving effect to the Letter of Credit requested hereunder, (i) the amount of the Tranche C Revolving Credit Obligations at such time would exceed the Aggregate Tranche C
          Revolving Loan Commitment at such time, or (ii) the aggregate outstanding amount of the L/C Obligations would exceed $25,000,000; or

          (b) issue (or amend) any Letter of Credit which has an expiration date later than the date which is the earlier of one (1) year after the date of issuance thereof or the Tranche C Revolving Loan Termination Date; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (not to extend beyond the Tranche C Revolving Loan Termination Date) with the consent of the applicable Issuing Bank.

          3.4 Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1, 5.2 and 5.3, the obligation of an Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

          (a) the Company shall have delivered to the applicable Issuing Bank (at such times and in such manner as such Issuing Bank may reasonably prescribe) and the Administrative Agent, a request for issuance of such Letter of Credit in substantially the form of Exhibit C hereto (each such request a "Request For Letter of Credit"), duly executed application for such Letter of Credit, and such other documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the "L/C Documents"), and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; and

          (b) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

          3.5  Procedure  for  Issuance of Letters of Credit.

          (a) Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Sections 5.1, 5.2 and 5.3 hereof have been satisfied, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the Company or a Subsidiary Borrower, as applicable in accordance with such Issuing Bank's usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in Sections 3.3(b), 3.4(b) and 5.3 hereof have been satisfied unless it shall have received notice to the contrary from the Administrative Agent or a Lender or has knowledge that the applicable conditions have not been met.

          (b) Promptly, and in any event not more than one (1) Business Day following the date of issuance of any Letter of Credit, the applicable Issuing Bank shall give the Administrative Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit (provided that the failure to provide such notice shall not result in any liability on the part of such Issuing Bank), and the Administrative Agent shall promptly give notice to the Lenders of each such issuance.

          (c) No Issuing Bank shall extend or amend any Letter of Credit unless the requirements of this Section 3.5 are met as though a new Letter of Credit was being requested and issued.

          3.6 Letter of Credit Participation. On the Amendment Effective Date, with respect to the Letters of Credit identified on Schedule 3.2, and immediately upon the issuance of each Letter of Credit hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the Company in respect thereof, and the liability of such Issuing Bank thereunder (collectively, an "L/C Interest") in the amount available for drawing under such Letter of Credit multiplied by such Lender's Pro Rata Tranche C Revolving Share.


          3.7 Reimbursement  Obligation.

          (a) The Company agrees unconditionally, irrevocably and absolutely to pay immediately to the Administrative Agent, for the account of the Lenders with Tranche C Revolving Loan Commitments, the amount of each advance drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Company to reimburse the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "Reimbursement Obligation" with respect to such Letter of Credit or L/C Draft), each such reimbursement to be made by the Company no later than the Business Day on which the applicable Issuing Bank makes payment of each such L/C Draft or, if the Company shall have received notice of a Reimbursement Obligation later than 12:00 noon (New York time), on any Business Day or on a day which is not a Business Day, no later than 12:00 noon (New York time), on the immediately following Business Day or, in the case of any other draw on a Letter of Credit, the date specified in the demand of such Issuing Bank. If the Company at any time fails to repay a Reimbursement Obligation pursuant to this
          Section 3.7, the Issuing Bank shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender and the Company shall be deemed to have requested to borrow Tranche C Revolving Loans from the Lenders with Tranche C Revolving Loan Commitments, as of the date of the advance giving rise to the
          Reimbursement Obligation, equal to the amount of the unpaid Reimbursement Obligation. Such Tranche C Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Tranche C Revolving Loans.

          (b) Each Lender with a Tranche C Revolving Loan Commitment shall upon any notice pursuant to Section 3.7(a) make available to the Administrative Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Tranche C Revolving Share of the amount of the drawing, whereupon such Lenders shall (subject to Section 3.7(d)) each be deemed to have made a Revolving Loan constituting a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Pro Rata Tranche C Revolving Share of the amount of the drawing by no later than 2:00 p.m. (New York time) on the date of the advance giving rise to the Reimbursement Obligation, then interest shall accrue on such Lender's obligation to make such payment, from such date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the draw, but failure of the
          Administrative Agent to give any such notice in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.7.

          (c) Each Lender's obligation in accordance with this Agreement to make the Tranche C Revolving Loans, as contemplated by this Section 3.7, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Banks and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against an Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Unmatured Default or a Material Adverse Effect; or
          (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (d) If, for any reason, the Company fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

          3.8      Letter of Credit Fees.  The Company agrees to pay:

          (a) quarterly, in arrears, to the Administrative Agent for the ratable benefit of the Lenders with a Tranche C Revolving Loan Commitment a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding amount available for drawing under all Letters of Credit;

          (b) quarterly, in arrears, to the applicable Issuing Bank, a letter of credit fronting fee in an amount agreed to between the Company and the applicable Issuing Bank on the average daily outstanding face amount available for drawing under all Letters of Credit issued by such Issuing Bank; and

          (c) to the applicable Issuing Bank, all reasonable and customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by such Issuing Banks with respect to standby letters of credit.

          3.9 Issuing Bank Reporting Requirements. In addition to the notices required by Section 3.5(b), each Issuing Bank shall, no later than the tenth
(10th) Business Day following the last day of each month, provide to the Administrative Agent, upon the Administrative Agent's request, schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, amount, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount paid by the Company during such month. In addition, upon the request of the Administrative Agent, each Issuing Bank shall furnish to the Administrative Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent. Upon the request of any Lender, the Administrative Agent will provide to such Lender information concerning such Letters of Credit.

          3.10 Indemnification; Exoneration.

          (a) In  addition  to amounts  payable as  elsewhere  provided  in this
          Article III, the Company hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, each Issuing Bank and each Lender from and against any and all liabilities and costs which the Administrative Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the applicable Issuing Bank, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "Governmental Acts").

          (b) As among the Company, the Lenders, the Administrative Agent and the Issuing Banks, the Company assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Company at the time of request for any Letter of Credit, neither the Administrative Agent, any Issuing Bank nor any Lender shall be responsible (in the absence of gross negligence or willful misconduct of such party in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions not expressly provided on the face of such Letter of Credit and required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Banks and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Bank's rights or powers under this Section 3.10.

          (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Bank, the Administrative Agent or any Lender under any resulting liability to the Company or relieve the Company of any of its obligations hereunder to any such Person.

          (d) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 3.10 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

         3.11 Cash Collateral. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of a Default, the Company shall, on the Business Day that it receives the Administrative Agent's demand, deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Banks, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to one hundred percent (100%) of the aggregate Dollar Amount of the outstanding L/C Obligations. In addition, if the Tranche C Revolving Credit Availability is at any time less than the Dollar Amount of all contingent L/C Obligations outstanding at any time, the Company shall deposit cash collateral with the Administrative Agent in Dollars in an amount equal to one-hundred five percent (105%) of the Dollar Amount by which such L/C Obligations exceed such Tranche C Revolving Credit Availability. Any such collateral shall be held by the Administrative Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Administrative Agent for the benefit of the Lenders and the Issuing Banks as collateral security for the Company's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Banks for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Administrative Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this Section 3.11 which are not to be applied to reimburse an Issuing Bank for amounts actually paid or to be paid by such Issuing Bank in respect of a Letter of Credit or L/C Draft, shall be returned to the Company within one (1) Business Day (after deduction of the Administrative Agent's expenses incurred in connection with such cash collateral account).


ARTICLE IV:  CHANGE IN CIRCUMSTANCES

     4.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith, subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower (excluding taxation of the overall net income of any Lender or taxation of a similar basis, which are governed by Section 2.14(e)), or changes the basis of taxation of payments to any Lender in respect of its Revolving Loan Commitment, Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Rate Loans) with respect to its Revolving Loan Commitment, Loans, L/C Interests or the Letters of Credit, or imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Revolving Loan Commitment, Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with its Revolving Loan Commitment, Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Revolving Loan Commitment, Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender; and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Revolving Loan Commitment, Loans, L/C Interests, or Letters of Credit or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by the Company or any other Borrower of written demand by such Lender pursuant to
Section 4.5, the applicable Borrowers shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment.

         4.2 Changes in Capital Adequacy Regulations. If a Lender determines (a) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (b) such increase in capital will result in an increase in the cost to such Lender of maintaining its Revolving Loan Commitment, Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within fifteen (15) days after receipt by the Company or any other Borrower of written demand by such Lender pursuant to Section 4.5, the applicable Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Revolving Loan Commitment, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         4.3 Availability of Types of Advances. If (a) any Lender determines that maintenance of its Eurocurrency Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (b) the Required Lenders determine that (i) deposits of a type, currency or maturity appropriate to match fund Fixed-Rate Advances are not available or (ii) the interest rate applicable to a Fixed-Rate Advance does not accurately reflect the cost of making or maintaining such an Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (a), require any Advances of the affected Type to be repaid or converted into another Type.

         4.4 Funding Indemnification. If any payment of a Fixed-Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Fixed-Rate Advance is not made on the date specified by the applicable Borrower for any reason other than default by the Lenders, the Borrowers shall indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed-Rate Advance or Swing Line Loan, as applicable.

         4.5 Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed-Rate Loans to reduce any liability of any Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not, in such Lender's judgment, disadvantageous to such Lender. Any demand for compensation pursuant to this Article IV shall be in writing and shall state the amount due, if any, under Section 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Fixed-Rate Loan shall be calculated as though each Lender funded its Fixed-Rate Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Fixed-Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Company and the other Borrowers under Sections 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE V:  CONDITIONS PRECEDENT

         5.1 Effectiveness. The amendment and restatement of the Existing Credit Agreement (and the obligations of the Lenders to continue the Existing Loans as Loans under this Agreement) shall become effective when the Company has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders, and the other conditions set forth below have been satisfied:

          (a) Copies of the Certificate of Incorporation or equivalent document of each of the Loan Parties, together with all amendments thereto, and, to the extent applicable, a certificate of good standing, in each case certified by the appropriate governmental officer in its jurisdiction of incorporation.

          (b) Copies,  certified by the Secretary or Assistant Secretary of each
          of  the  Loan  Parties  of  their   respective   Board  of  Directors'
          resolutions authorizing the execution of the Loan Documents.

          (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Loan Parties, which shall identify by name and title and bear the signature of the officers of the applicable Loan Party authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the applicable Loan Party.

          (d) A certificate, in form and substance satisfactory to the Administrative Agent, executed by the chief financial officer of the Company, stating that on the Amendment Effective Date, all the representations and warranties of the Loan Parties in the Loan Documents are true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true as of such date) and no Default or Unmatured Default has occurred and is continuing.

          (e) A reaffirmation of the Guaranty, in form and substance satisfactory to the Administrative Agent, dated as of the Amendment Effective Date, executed by the Secretary or Assistant Secretary of each Subsidiary Borrower that is a Domestic Subsidiary and each other Domestic Subsidiary of the Company as required pursuant to Section 7.2(k).

          (f) Written opinions of the Loan Parties' United States counsel, and, if applicable, foreign counsel, addressed to the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent.

          (g) Such other documents as the Administrative Agent or its counsel or the Required Lenders may have reasonably requested.

          (h) There shall not have occurred a material adverse change since December 31, 2001 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

          (i) The Administrative Agent, Lenders and/or their Affiliates shall have received all fees and expenses, including the reasonable fees and expenses of Mayer, Brown, Rowe & Maw, required to be paid on or before the Amendment Effective Date.

         5.2 Initial Advance to Each New Subsidiary Borrower. No Lender shall be required to make an Advance hereunder or purchase participations in Letters of Credit or Alternate Currency Loans hereunder, no Swing Line Bank shall be required to make any Swing Line Loans hereunder, and no Alternate Currency Bank shall be required to make any Alternate Currency Loans, in each case, to or for the account of a new Subsidiary Borrower added after the Amendment Effective Date unless the Company has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the Lenders:


         (a) The Assumption Letter executed and delivered by such Subsidiary Borrower and containing the written consent of the Company thereon, as contemplated by Section 2.24.

         (b) Copies, certified by the Secretary, Assistant Secretary, Director or Officer of the Subsidiary Borrower, of its Board of Directors' resolutions approving the Assumption Letter.

         (c) An incumbency certificate, executed by the Secretary, Assistant Secretary, Director or Officer of the Subsidiary Borrower, which shall identify by name and title and bear the signature of the officers of such Subsidiary Borrower authorized to sign the Assumption Letter and the other documents to be executed and delivered by such Subsidiary Borrower hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company.

         (d) An opinion of counsel to such Subsidiary Borrower, in form and substance satisfactory to the Administrative Agent.

         (e) Guaranty documentation and contribution agreement documentation from such Subsidiary Borrower in form and substance satisfactory to the Administrative Agent.

         (f) With respect to the initial Advance made to any Subsidiary Borrower organized under the laws of England and Wales, the Administrative Agent shall have received originals and/or copies, as applicable, of all filings required to be made and such other evidence as the Administrative Agent may require establishing to the Administrative Agent's satisfaction that each Lender and Issuing Bank is entitled to receive payments under the Loan Documents without deduction or withholding of any English taxes or with such deductions and withholding of English taxes as may be acceptable to the Administrative Agent.

         5.3 Each Advance and Each Letter of Credit. The Lenders shall not be required to make any Loan, or issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

          (a) There exists no Default or Unmatured Default and no Default or Unmatured Default would result after giving effect to the making of any Loan or issuance of any Letter of Credit;

          (b) All of the representations and warranties contained in Article VI are true and correct as of such Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true as of such date);

          (c) (i) The Tranche A Revolving Credit Obligations do not, and after making such proposed Advance would not, exceed the Aggregate Tranche A Revolving Loan Commitment, (ii) the Tranche B Revolving Credit Obligations do not, and after making such proposed Advance would not, exceed the Aggregate Tranche B Revolving Loan Commitment, (ii) the Tranche C Revolving Credit Obligations do not, and after making such proposed Advance or issuing such Letter of Credit would not, exceed the Aggregate Tranche C Revolving Loan Commitment and (iv) the Tranche D Revolving Credit Obligations do not, and after making such proposed Advance would not, exceed the Aggregate Tranche D Revolving Loan Commitment; and

          (d) the Administrative Agent has received a timely Borrowing Notice with respect to the applicable Loan.

         Each Borrowing/Conversion/Continuation Notice with respect to a new Advance and the letter of credit application with respect to each Letter of Credit or Letter of Credit amendment shall constitute a representation and warranty by the Company that the conditions contained in Sections 5.3(a), (b) and (c) have been satisfied.

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES

         In order to induce the Administrative Agent and the Lenders to enter into this Agreement, to continue the Existing Loans hereunder and to make the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described herein, each of the Borrowers represents and warrants as follows to each Lender and the Administrative Agent as of the date of this Agreement, giving effect to the consummation of the transactions contemplated by the Loan Documents, and thereafter on each date as required by Sections 5.2 and 5.3:

         6.1 Organization; Corporate Powers. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so would not have a Material Adverse Effect.

         6.2 Authorization and Validity. Each of the Loan Parties has the requisite power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each of the Loan Parties of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which it is a party constitute legal, valid and binding obligations of each of the Loan Parties enforceable against each of the Loan Parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         6.3 No Conflict; Government Consent. Neither the execution and delivery by the Loan Parties of the Loan Documents, nor the consummation of the transactions contemplated thereby, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary or the Company's or any Subsidiary's articles of incorporation or by-laws or other constitutive documents and agreements or the provisions of any material indenture, instrument or agreement to which the Company or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Company or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize any Loan Party, or is required to be obtained by any Loan Party in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         6.4 Financial Statements. Each of the consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended January 2, 1998, January 1, 1999 and December 31, 1999 were prepared in accordance with Agreement Accounting Principles and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended.

         6.5 Material Adverse Change. Since December 31, 2001, there has occurred no change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects, of the Company, or the Company and its Subsidiaries taken as a whole, or any other event which has had or could reasonably be expected to have a Material Adverse Effect.

         6.6 Taxes. The Company and the Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any taxes or other governmental charges are adequate.

         6.7 Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of the Borrowers, threatened against or affecting the Company or any of its Subsidiaries (a) challenging the Spectra Precision Acquisition or the validity or enforceability of any material provision of the Loan Documents or (b) which could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Company or prepared and delivered pursuant to
Section 7.1(a) for the fiscal period during which such material loss contingency was incurred. Neither the Company nor any of its Subsidiaries is subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

         6.8 Subsidiaries. Schedule 6.8 hereto contains an accurate list of all of the Subsidiaries of the Company in existence on the Amendment Effective Date, setting forth their respective jurisdictions of formation and the percentage of their respective capital stock owned directly or indirectly by the Company or other Subsidiaries. All of the issued and outstanding Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable. Except as set forth on Schedule 6.8, no authorized but unissued or treasury shares of capital stock of any Subsidiary are subject to any option, warrant, right to call or commitment of any kind or character. Except as set forth on Schedule 6.8, neither the Company nor any Subsidiary has any outstanding stock or securities convertible into or exchangeable for any shares of its capital stock, or any right issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its capital stock or any stock or securities convertible into or exchangeable for any of its capital stock other than as expressly set forth in the certificate or articles of incorporation of the Company or such Subsidiary. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence except as otherwise set forth on Schedule 6.8. Except as set forth on
Schedule 6.8, as of the date hereof the Company does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity or partnership interest in any Person other than such Subsidiaries.

         6.9 ERISA. As at December 31, 1999 the Unfunded Liabilities of all Single Employer Plans did not in the aggregate exceed $5,000,000. Each Plan complies and has been maintained in all material respects with all applicable requirements of law and regulations. No Reportable Event has occurred with respect to any Single Employer Plan having any Unfunded Liability which has or may reasonably be expected to result in a liability to the Company in excess of $10,000,000. Neither the Company nor any other members of the Controlled Group has terminated any Single Employer Plan without in each instance funding all vested benefit obligations thereunder. Each member of the Controlled Group has fulfilled its minimum funding obligations with respect to each Multiemployer Plan. No Termination Event has occurred or is reasonably expected to occur. There are no material actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company or its Subsidiaries, threatened with respect to any Plan or Multiemployer Plan.

         6.10 Accuracy of Information. None of the (a) information, exhibits or reports furnished or to be furnished by the Company or any Subsidiary to the Administrative Agent or to any Lender in connection with the negotiation of the Loan Documents, or (b) representations or warranties of the Company or any Subsidiary contained in this Agreement, the other Loan Documents or any other document, certificate or written statement furnished to the Administrative Agent or the Lenders by or on behalf of the Company or any Subsidiary for use in connection with the transactions contemplated by this Agreement, contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The pro forma financial information contained in such materials is based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made. There is no fact known to the Company (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement. No information, exhibit or report furnished by the Company or any Subsidiary to any Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

         6.11 Regulation U. Margin Stock constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         6.12 Material Agreements. Neither the Company nor any of its Subsidiaries is a party to any Contractual Obligation the performance of which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any charter or other restriction in any constitutive agreement or document affecting its business, properties, financial condition, prospects or results of operations which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         6.13  Compliance  With Laws.  The  Company  and its  Subsidiaries  have
complied  with  all   Requirements  of  Law  except  to  the  extent  that  such non-compliance could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any Requirements of Law or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         6.14 Ownership of Properties. On the Amendment Effective Date, the Company and its Subsidiaries have good title, free of all Liens, to all of the properties and assets reflected in its December 31, 2001 audited financial statements as owned by it (other than properties and assets disposed of in the ordinary course of business since such date), except Liens permitted under
Section 7.3(c).

         6.15 Statutory Indebtedness Restrictions. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

         6.16 Environmental Matters. Each of the Company and its Subsidiaries is in compliance with all Environmental, Health or Safety Requirements of Laws in effect in each jurisdiction where it is presently doing business and as to which the failure to so comply, in the aggregate for all such failures, would reasonably be likely to subject the Company to liability that would have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any liability under the Environmental, Health or Safety Requirements of Laws in effect in any jurisdiction where it is presently doing business that could reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither the Company nor any Subsidiary has received any:


         (a) notice from any Governmental Authority by which any of the Company's or such Subsidiary's present or previously-owned or leased property has been identified in any manner by any such Governmental Authority as a hazardous substance disposal or removal site, "Super Fund" clean-up site or candidate for removal or closure pursuant to any Environmental, Health or Safety Requirements of Law; or

         (b) notice of any Lien arising under or in connection with any Environmental, Health or Safety Requirements of Law that has attached to any of the Company's or such Subsidiary's owned or leased property or any revenues of the Company's or such Subsidiary's owned or leased property; or

         (c) communication, written or oral, from any Governmental Authority concerning action or omission by the Company or such Subsidiary in connection with its ownership or leasing of any property resulting in the release of any hazardous substance resulting in any violation of any Environmental, Health or Safety Requirements of Law;

where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

         6.17 Insurance. The properties and assets and business of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Subsidiaries of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and are similarly situated.

         6.18 Labor Matters. As of the Amendment Effective Date, no labor disputes, strikes or walkouts affecting the operations of the Company or any of its Subsidiaries, are pending, or, to the Company's knowledge, threatened, planned or contemplated which could reasonably be expected to have a Material Adverse Effect.

         6.19 Solvency. After giving effect to (i) the extensions of credit made hereunder on the Closing Date or such other date as Loans requested hereunder were made, (ii) the other transactions contemplated by this Agreement and the other Loan Documents, including the Spectra Precision Acquisition, and (iii) the payment and accrual of all transaction costs with respect to the foregoing, the Company and its Subsidiaries are Solvent.

          6.20 Default. No Default or Unmatured Default has occurred and is continuing.

          6.21  Foreign  Employee  Benefit  Matters.

          (a) Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan;

          (b) the aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed to any material extent the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans;

          (c) with respect to any Foreign Employee Benefit Plan (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained; and (d) there are no material actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any Subsidiary of it or any member of its Controlled Group with respect to any Foreign Employee Benefit Plan.

         6.22 Acquisition Documents. The Acquisition Documents as originally executed and delivered by the parties thereto have not been amended, waived, supplemented or modified without the consent of the Administrative Agent. The representations and warranties of the Company set forth therein and, to the knowledge of the Company, the representations and warranties of the other parties set forth therein are true and correct in all material respects as of the date thereof. On the date of this Agreement, neither the Company nor any other party to any of the Acquisition Documents is in default in the performance of or compliance with any provisions under the Acquisition Documents. The Spectra Precision Acquisition (other than certain modifications to the corporate structure of the Seller's European holdings in a manner acceptable to the Administrative Agent) has been consummated in accordance with applicable laws and regulations.

         6.23 Collateral Documents. All representations and warranties of the Borrowers contained in the Collateral Documents are true and correct.

         6.24 Security. The provisions of the Collateral Documents are effective to create and give the Administrative Agent, for the benefit of the Lenders, as security for the repayment of the obligations secured thereby, a legal, valid, perfected and enforceable Lien (which priority is subject only to prior Liens permitted by such agreements) upon all right, title and interest of the Company and its Subsidiaries in any and all of the Collateral described therein. The Mortgages, upon their execution and delivery, will be effective to create and give the Administrative Agent, for the benefit of the Lenders, as security for repayment of the obligations to be secured thereby, a legal, valid, perfected and enforceable Lien (which priority will be subject only to prior Liens permitted by such mortgages) upon all right, title and interest of the Borrowers in the Collateral described therein. The Pledge Agreement is effective to create and give the Administrative Agent, for the benefit of the Lenders, as security for the repayment of the obligations secured thereby, a legal, valid, perfected and enforceable first priority Lien upon and security interest in the capital stock pledged thereby.

         6.25 Subordinated Seller Debt. Each Borrower incurring the same has the corporate power and authority to incur the Indebtedness evidenced by the Subordinated Seller Debt. The subordination provisions of the Subordinated Seller Debt will be enforceable against the holders of the Subordinated Seller Debt by any Holder of Obligations which has not effectively waived the benefits thereof. All Obligations, including the Obligations to pay principal of and interest on the Loans, constitute senior Indebtedness entitled to the benefits of subordination created by the Subordinated Seller Debt. The Borrowers acknowledge that the Administrative Agent and each Lender are entering into this Agreement and are extending the Aggregate Revolving Loan Commitment and Term Loans in reliance upon the subordination provisions of the Subordinated Seller Note and this Section 6.25.

         6.26 Subsidiaries. Except as set forth on Schedule 6.8, each Subsidiary of the Company is a Wholly-Owned Subsidiary.

         6.27 Representations and Warranties of each Subsidiary Borrower. Each Subsidiary Borrower further represents and warrants to the Administrative Agent and the Lenders that:

         (a) Organization and Corporate Powers. Such Subsidiary Borrower (i) is a company duly formed and validly existing and in good standing under the laws of the state or country of its organization (such jurisdiction being hereinafter referred to as the "Home Country"); (ii) has the requisite power and authority to own its property and assets and to carry on its business substantially as now conducted except where the failure to have such requisite authority would not have a material adverse effect on such Subsidiary Borrower; and (iii) has the requisite power and authority and legal right to execute and deliver any Alternate Currency Addendum to which it is a party and each other Loan Document to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings.

         (b) Binding Effect. Each Loan Document, including, without limitation, any Alternate Currency Addendum, executed by such Subsidiary Borrower is the legal, valid and binding obligations of such Subsidiary Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

         (c) No Conflict; Government Consent. Neither the execution and delivery by such Subsidiary Borrower of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by such Subsidiary Borrower with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Subsidiary Borrower or any of its Subsidiaries or such Subsidiary Borrower's or any of its Subsidiaries' memoranda or articles of association or the provisions of any indenture, instrument or agreement to which such Subsidiary Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of such Subsidiary Borrower or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a material adverse effect on such Subsidiary Borrower. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         (d) Filing. To ensure the enforceability or admissibility in evidence of this Agreement and each Loan Document to which such Subsidiary Borrower is a party (including, without limitation, any Alternate Currency Addendum) in its Home Country, it is not necessary that this Agreement or any other Loan Document to which such Subsidiary Borrower is a party or any other document be filed or recorded with any court or other authority in its Home Country or that any stamp or similar tax be paid to or in respect of this Agreement or any other Loan Document of such Subsidiary Borrower. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of such Subsidiary Borrower's Home Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Loan Documents to which such Subsidiary Borrower is a party or the enforcement of any such right, privilege, or remedy against such Subsidiary Borrower. The performance by any Lender or the Administrative Agent of any action required or permitted under the Loan Documents will not (i) violate any law or regulation of such Subsidiary Borrower's Home Country or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of such Subsidiary Borrower's Home Country or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Lender or the Administrative Agent, the Borrowers hereby agree to indemnify such Lender or the Administrative Agent, as the case may be, against
         (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Administrative Agent and, to the extent the Borrowers make such indemnification, the incurrence of such liability by the Administrative Agent or any Lender will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which the such Subsidiary Borrower's Home Country is a member.

         (e) No Immunity. Neither such Subsidiary Borrower nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Such Subsidiary Borrower's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

         (f) Application of Representations and Warranties. It is understood and agreed by the parties hereto that the representations and warranties of each Subsidiary Borrower (other than any Subsidiary Borrower that shall be a Subsidiary Borrower as of the Amendment Effective Date) in this
         Section 6.27 shall only be applicable to such Subsidiary Borrower on and after the date of its execution of an Assumption Letter and, if applicable, an Alternate Currency Addendum.

ARTICLE VII:  COVENANTS

         The Company covenants and agrees that so long as any Revolving Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations) and termination of all Letters of Credit, unless the Required Lenders shall otherwise give prior written consent:

         7.1 Reporting. The Company shall:

         (a) Financial Reporting. Furnish to the Administrative Agent and the
         Lenders:

                  (i) Quarterly Reports. As soon as practicable and in any event within forty-five (45) days after the end of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated and consolidating unaudited balance sheets as at the end of each such period and consolidated and consolidating statement of income and consolidated and consolidating statement of changes in owners' equity, and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, presented on the same basis as described in Section 7.1(a)(ii) and on a comparative basis with the statements for such period in the prior fiscal year of the Company.

                  (ii) Annual Reports. As soon as practicable, and in any event within ninety (90) days after the end of each of its fiscal years, (a) an audit report, certified (as to consolidated, but not consolidating statements) by internationally recognized independent certified public accountants, prepared in accordance with generally accepted accounting principles, on a consolidated and consolidating basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related statement of income and consolidated and consolidating statement of changes in owners' equity, and a statement of cash flows, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of operations and cash flows for the periods indicated in conformity with generally accepted accounting principles and that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards and (b) projected balance sheets, statements of income and cash flows for each fiscal year through the Termination Date, prepared in accordance with generally accepted accounting principles, on a consolidated basis, together with the appropriate supporting details and a statement of underlying assumptions, all in form similar to those delivered to the Lenders prior to the Closing Date.

                  (iii)  Officer's  Certificate.  Together with each delivery of any  financial  statement  (a) pursuant to clauses (i) and (ii) of this
         Section 7.1(a), an Officer's Certificate of the Company, substantially in the form of Exhibit E attached hereto and made a part hereof, stating that as of the date of such Officer's Certificate no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (b) pursuant to clauses (i) and (ii) of this Section 7.1(a), a compliance certificate, substantially in the form of Exhibit F attached hereto and made a part hereof, signed by the Company's chief financial officer, chief accounting officer or treasurer, setting forth calculations for the period then ended for Section 2.5(b), if applicable, which demonstrate compliance, when applicable, with the provisions of Sections 7.3(a) through (h), Section 7.3(p) and Section 7.4, and which calculate the Leverage Ratio for purposes of determining the then Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage.


         (b) Notice of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer, controller or other executive officer of the Company obtaining actual knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, (ii) that any Lender or Administrative Agent has given any written notice to any Authorized Officer with respect to a claimed Default or Unmatured Default under this Agreement, or (iii) that any Person has given any written notice to any Authorized Officer or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in
         Section 8.1(d), the Company shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) what action the Company has taken, is taking or proposes to take with respect thereto.

         (c) Lawsuits. (i) Promptly upon the Company obtaining actual knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration, by or before any Governmental Authority, against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed pursuant to Section 6.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Company's reasonable judgment, the Company or any of its Subsidiaries to liability in an amount aggregating $5,000,000 or more (exclusive of claims covered by insurance policies of the Company or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and
         (ii) in  addition to the  requirements  set forth in clause (i) of this
         Section 7.1(c), upon request of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it to enable the Required Lenders and the Administrative Agent and its counsel to evaluate such matters.

         (d) ERISA Notices. Deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Company's expense, the following information and notices as soon as reasonably possible, and in any event:

                  (i) within ten (10) Business Days after the Company or any member of the Controlled Group obtains knowledge that a Termination Event has occurred or a lawsuit involving a Plan or Multiemployer Plan has been filed, in each case which could reasonably be expected to subject the Company to liability in excess of $5,000,000, a written statement of the chief financial officer, treasurer or designee of the Company describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                  (ii) within ten (10) Business Days after the Company or any of its Subsidiaries obtains knowledge that a material prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred, a statement of the chief financial officer, treasurer or designee of the Company describing such transaction and the action which the Company or such Subsidiary has taken, is taking or proposes to take with respect thereto;

                  (iii) within ten (10) Business Days after the Company or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

                  (iv) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Company or a member of the Controlled Group with respect to such request;

                  (v) within ten (10) Business Days after receipt by the Company or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                  (vi) within ten (10) Business Days after the Company or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure;

                  (vii) within ten (10) Business Days after the establishment of any Foreign Employee Benefit Plan or the commencement of, or obligation to commence, contributions to any Foreign Employee Benefit Plan to which the Company or any Subsidiary was not previously contributing, where the aggregate annual contributions to such Plan(s) resulting therefrom are or could reasonably be expected to be in excess of $5,000,000, notification of such establishment, commencement or obligation to commence and the amount of such contributions; and

     For purposes of this Section 7.1(d), the Company, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the administrator of any Plan which is a Single Employer Plan.

         (e) Labor Matters. Notify the Administrative Agent and the Lenders in writing, promptly upon an Authorized Officer learning of (i) any material labor dispute to which the Company or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any material Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of the Company or any of its Subsidiaries.

         (f) Other Indebtedness. Deliver to the Administrative Agent (i) a copy of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of the Company to the holders of Indebtedness for money borrowed with an aggregate outstanding principal amount in excess of $10,000,000 pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice of default is delivered to such holders, and
         (ii) a copy of each notice or other communication received by the Company from the holders of Indebtedness for money borrowed with an aggregate outstanding principal amount in excess of $10,000,000 regarding potential or actual defaults pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Company.

         (g) Other Reports. Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of (i) all financial statements, reports on Form S-1, 8-K, 10-K or 10-Q and non-routine notices, if any, sent or made available generally by the Company to its securities holders or filed with the Commission by the Company, and
         (ii) all notifications received from the Commission by the Company or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder other than routine reminders or notices that do not relate to specific violations of rules promulgated by the Commission. The Company shall include the Administrative Agent and the Lenders on its standard distribution lists for all press releases made available generally by the Company or any of the Company's Subsidiaries to the public concerning material developments in the business of the Company or any such Subsidiary.

         (h) Environmental Notices. As soon as possible and in any event within fifteen (15) days after receipt by the Company, deliver to the Administrative Agent and the Lenders a copy of (i) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Company or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Company and each of its Subsidiaries to liability individually or in the aggregate in excess of $10,000,000.

         (i) Other Information. Promptly upon receiving a request therefor from the Administrative Agent, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Company or any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent.

         7.2      Affirmative Covenants.

         (a) Corporate Existence, Etc. Subject to Section 7.3(i), the Company shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses except where, in the case of Subsidiaries which are not Subsidiary Borrowers, failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (b) Corporate Powers; Conduct of Business. The Company shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect.

         (c) Compliance with Laws, Etc. The Company shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, prospects, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing unless failure to comply or obtain such permits could not reasonably be expected to have a Material Adverse Effect.

         (d) Payment of Taxes and Claims; Tax Consolidation. The Company shall pay, and cause each of its Subsidiaries to pay, (i) all material taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for material sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 7.3(c)) upon any of the Company's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.

         (e) Insurance. The Company will maintain, and will cause to be maintained on behalf of each of its Subsidiaries, insurance coverage by financially sound and reputable insurance companies or associations, against such casualties and contingencies, of such types and in such amounts as are customary for companies engaged in similar businesses and owning and operating similar properties, it being understood that the Company and its Subsidiaries may self-insure against hazards and risks with respect to which, and in such amounts, as the Company in good faith determines prudent and consistent with sound financial practice, and as are customary for companies engaged in similar businesses and owning and operating similar properties. The Company shall furnish to any Lender upon request full information as to the insurance carried.

         (f) Inspection of Property; Books and Records; Discussions. The Company shall permit and cause each of the Company's Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or the Required Lenders to visit and inspect, for a reasonable purpose, any of the properties of the Company or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and their independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. The Company shall keep and maintain, and cause each of the Company's Subsidiaries to keep and maintain proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities.

         (g) ERISA Compliance. The Company shall, and shall cause each of the Company's Subsidiaries to, establish, maintain and operate all Plans (and, to the extent it is within the power of the Company or a Subsidiary, all Multiemployer Plans) to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

         (h) Maintenance of Property. The Company shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times and except to the extent that the failure to so maintain such property could not be reasonably expected to have a Material Adverse Effect.

         (i) Environmental Compliance. The Company shall, and shall cause each of the Company's Subsidiaries to comply with, all Environmental, Health or Safety Requirements of Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

         (j) Use of Proceeds. The Borrowers shall use the proceeds of the Advances to make payments on the Seller Subordinated Note (subject to the provisions of this Agreement and the subordination provisions of the Seller Subordinated Note) and to provide funds for the additional working capital needs and other general corporate purposes of the Company and its Subsidiaries, including, without limitation, the financing of Permitted Acquisitions. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to make any Acquisition other than a Permitted Acquisition made pursuant to Section 7.3(g).

         (k) Subsidiary Guarantees; Subsidiary Subordination Agreement. The Company will:

               (i) cause each Subsidiary Borrower that is a Domestic Subsidiary and each Domestic Subsidiary that has assets with a book value in excess of $10,000,000 to execute the Guaranty (and from and after the Amendment Effective Date cause each other Subsidiary Borrower that is a Domestic Subsidiary and each other Domestic Subsidiary which has such assets to execute and deliver to the Administrative Agent, within ten (10) days after becoming a Subsidiary Borrower or another Domestic Subsidiary which has such assets, as applicable, an assumption or joinder agreement pursuant to which it agrees to be bound by the terms and provisions of the Guaranty (whereupon such Subsidiary shall become a "Guarantor" under this Agreement)) and cause such Guarantors to execute and deliver to the Administrative Agent such Collateral Documents as the Administrative Agent may require;

               (ii) in the event that at any time the book value of the assets of all Domestic Subsidiaries which are not Guarantors exceeds the lesser of (a) twelve percent (12%) of the Consolidated Net Assets of the Company and its Subsidiaries at such time and (b) $25,000,000, within ten (10) days thereafter cause one or more of such Subsidiaries to execute and deliver to the Administrative Agent an assumption or joinder agreement pursuant to which it or they agree to be bound by the terms and provisions of the Guaranty (whereupon each such Subsidiary shall become a "Guarantor" under this Agreement) such that, after giving effect thereto, the book value of the assets of all Domestic Subsidiaries which are not Guarantors does not exceed the lesser of (a) twelve percent (12%) of the Consolidated Net Assets of the Company and its Subsidiaries at such time and (b) $25,000,000, and cause such Guarantors to execute and deliver to the Administrative Agent such Collateral Documents as the Administrative Agent may require;

               (iii) cause each Subsidiary, before it makes a loan to any of the Borrowers, to execute the Subordination Agreement (and from and after the Amendment Effective Date cause each other Subsidiary to execute and deliver to the Administrative Agent, within ten (10) days after becoming a Subsidiary, as applicable, an assumption or joinder agreement pursuant to which it agrees to be bound by the terms and provisions of the Subordination Agreement);

               (iv) deliver and cause such Subsidiaries to deliver corporate resolutions, opinions of counsel, and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; and

               (v) cause each Subsidiary to be a Wholly-Owned Subsidiary, except as set forth on Schedule 6.8.

         (l) Foreign Employee Benefit Compliance. The Company shall, and shall cause each of its Subsidiaries and each member of its Controlled Group to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not be reasonably expected to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000.

         (m) Subordinated Seller Debt. The Company shall, and shall cause each of its Subsidiaries to, comply at all times with each covenant contained in the documents evidencing the Subordinated Seller Debt and shall not permit any potential or actual defaults to occur with respect to the Seller Subordinated Debt.

         7.3      Negative Covenants.

         (a) Sales of Assets. The Company shall not, nor shall it permit any Subsidiary to, sell or otherwise dispose of any Receivables, with or without recourse or consummate any Asset Sale, except:

               (i) transfers of assets to the Company, between the Company and any Guarantor which is a Domestic Subsidiary or between any such Guarantors; and

               (ii) sales, assignments, transfers, lease conveyances or other dispositions of other assets if such transaction (a) is for not less than fair market value (as determined in good faith by the Company's chief financial officer), and (b) when combined with all such other transactions (each such transaction being valued at book value) and all Sale and Leaseback Transactions (each such Sale and Leaseback Transaction being valued at book value) during the period from the Closing Date to the date of such proposed transaction, represents the disposition of not greater than ten percent (10%) of the Company's Consolidated Net Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into.


         (b) Liens. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist a Lien on or with respect to the Capital Stock of any Subsidiary of the Company. In addition, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective other property or assets except:

                 (i)      Permitted Existing Liens;

                 (ii)     Customary Permitted Liens;

                 (iii) Liens with respect to Equipment acquired by the Company or any of its Subsidiaries after the date hereof pursuant to a Permitted Acquisition (and not created in contemplation of such acquisition); provided that such Liens shall extend only to the property so acquired;

                 (iv) Liens securing Indebtedness of a Subsidiary to the Company or to another Wholly-Owned Subsidiary;

                 (v) Liens securing Indebtedness permitted under Section 7.3(c)(vii); and

                 (vi) Additional Liens; provided that the Indebtedness secured thereby does not exceed in the aggregate $10,000,000 (less the amount of any Indebtedness secured by Liens permitted under clause (v)).


         (c) Indebtedness. The Company shall not, nor shall it permit any Subsidiary to, cause or permit, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (i)      the Obligations;

                  (ii)     the Subordinated Seller Debt;

                  (iii)    Permitted Existing Indebtedness;

                  (iv) Indebtedness arising from intercompany loans and advances from the Company or any Domestic Subsidiary to any Subsidiary, provided that (A) such intercompany Indebtedness shall not be evidenced by any note or similar instrument; (B) the Company and each applicable Subsidiary shall record all intercompany transactions on their respective books and records in a manner satisfactory to the Administrative Agent; (C) the obligations of each Subsidiary with respect to any such intercompany loans shall be subordinated to any Obligations of such Subsidiary hereunder in a manner satisfactory to the Administrative Agent; (D) no Default or Unmatured Default would occur and be continuing after giving effect to any such proposed intercompany loan; (E) the aggregate Dollar Amount outstanding of such intercompany loans owing by Foreign Subsidiaries other than loans pursuant to the Spectra Precision Acquisition shall not exceed $30,000,000 at any time and (F) other than loans pursuant to the Spectra Precision Acquisition, such intercompany loans shall be made in the ordinary course of business, consistent with past practices and the proceeds of such loans shall be used to fund operating expenses of the applicable Subsidiary;

                  (v)  Contingent  Obligations to the extent  permitted  under
         Section 7.3(d);

                  (vi)  Hedging  Obligations  to the  extent  permitted  under
               Section 7.3(n);

                  (vii) Indebtedness with respect to Capital Lease Obligations and purchase money Indebtedness with respect to real or personal property in an aggregate amount not to exceed $10,000,000;

                 (viii) Indebtedness incurred for the purpose of refinancing any of the Indebtedness permitted under clause (iii); and

                 (ix) additional unsecured Indebtedness in an aggregate amount at any time outstanding not exceeding $50,000,000 (less any Indebtedness described in clause (vii) above) of which not more than $25,000,000 may be incurred by Subsidiaries which are not Subsidiary Borrowers or Guarantors.

         (d) Contingent Obligations. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations; (iii) obligations, warranties, guaranties and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Company or such Subsidiary; (iv) Contingent Obligations of the Subsidiaries of the Company under the Guaranty to which they are a party, (v) obligations arising under or related to the Loan Documents; (vi) Contingent Obligations in respect of the Subordinated Seller Debt or other Indebtedness permitted by Section 7.3(c) above, and (vii) additional Contingent Obligations in an aggregate amount not to exceed in the aggregate five percent (5%) of Consolidated Net Worth at any one time outstanding.

         (e) Restricted Payments. The Company shall not, nor shall it permit any Subsidiary to, make or declare any Restricted Payments (other than Restricted Payments by a Subsidiary to the Company) except that (i) the Company may make prepayments of the Seller Subordinated Note from the proceeds of equity offerings as required by Section 4.2 of the Seller Subordinated Note (but only to the extent otherwise permitted by the subordination provisions of the Seller Subordinated Note); (ii) so long as no Default or Unmatured Default then exists, the Company may repurchase shares from its employees, officers or directors pursuant to any vesting provisions with respect thereto; and (iii) so long as no Default or Unmatured Default then exists, the Company may make Restricted Payments not to exceed, for any fiscal year, an aggregate amount equal to twenty-five percent (25%) of Net Income for the previous fiscal year.

         (f) Conduct of Business; Subsidiaries; Acquisitions. The Company shall not, nor shall it permit any Subsidiary to, engage in any business other than the businesses engaged in by the Company on the date hereof and any business or activities which are similar, related or incidental thereto or logical extensions thereof. The Company shall not create, acquire or capitalize any Subsidiary after the date hereof unless (i) no Default or Unmatured Default shall have occurred and be continuing or would result therefrom; (ii) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct in all material respects (unless such representation and warranty is made as of a specific date, in which case, such representation or warranty shall be true as of such date); and (iii) after such creation, acquisition or capitalization the Company shall be in compliance with the terms of Section 7.2(k). The Company shall not make any Acquisitions, other than Acquisitions meeting the following requirements (each such Acquisition constituting a "Permitted Acquisition"):

               (i) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

               (ii) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis and approved by the target company's board of directors (and shareholders, if necessary) prior to the consummation of the Acquisition;

               (iii) if the purchase price payable in respect to any such Acquisition (including, without limitation, cash or stock (other than Equity Interests (other than Disqualified Stock) of the Company) consideration paid and Indebtedness or other liabilities assumed) exceeds $25,000,000, prior to each such Acquisition, the Company shall have delivered to the Administrative Agent and the Lenders a certificate from one of the Authorized Officers, demonstrating that after giving effect to such Acquisition, on a pro forma basis in respect of each such Acquisition as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Company's most recently completed fiscal quarter, the Company would have been in compliance with the financial covenants in Section 7.4 and not otherwise in Default;

                (iv) if the purchase price for the Acquisition (excluding consideration in the form of the Company's Equity Interests (other than Disqualified Stock)) exceeds, together with all other Permitted Acquisitions permitted under this Section 7.3(f) during the same fiscal year, $25,000,000 (the "Permitted Acquisition Basket") (including the incurrence or assumption of any Indebtedness in connection therewith), the Required Lenders shall have consented to such Acquisition;

               (v) the businesses being acquired shall be similar to that of the Company and its Subsidiaries as of the Closing Date, related or incidental thereto or logical extensions thereof; and

               (vi) such Acquisition shall be structured as an asset acquisition, as an acquisition of one hundred percent (100%) of the outstanding voting equity securities of the target company or as a merger permitted hereby.


         (g) Investments. Neither the Company nor any of its Subsidiaries shall purchase or acquire, or make any commitment therefor, any Equity Interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

               (i) Investments by the Company or any Subsidiary in any Wholly-Owned Subsidiary which is a Guarantor;

               (ii) Investments incurred in order to consummate Permitted Acquisitions otherwise permitted herein;

               (iii) Loans giving rise to Indebtedness permitted by Section 7.3(c)(iv);

               (iv) Advances to employees for business expenses not to exceed $1,000,000 in the aggregate outstanding at any one time;

               (v) other loans to employees in the ordinary course of business and consistent with past practices, not to exceed $5,000,000 in the aggregate outstanding at any one time;

               (vi) Investments in Cash Equivalents;

               (vii) Permitted Existing Investments; and

               (viii) other Investments in an aggregate amount not to exceed the sum of (A) $20,000,000 (based on the initial amount invested) plus (B) proceeds (net of the initial amount invested) from Investments permitted hereunder.


         (h) Transactions with Shareholders and Affiliates. Neither the Company nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or make loans or advances to, any Affiliate of the Company which is not its Wholly-Owned Subsidiary, on terms that are less favorable to the Company or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate, except for Restricted Payments permitted by Section 7.3(f).

         (i) Restriction on Fundamental Changes. Neither the Company nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Company's consolidated business or property (each such transaction a "Fundamental Change"), whether now or hereafter acquired, except (i) Fundamental Changes permitted under Sections 7.3(a), 7.3(b) or 7.3(f), (ii) a Subsidiary of the Company may be merged into or consolidated with the Company or any Wholly-Owned Subsidiary of the Company (in which case the Company or such Wholly-Owned Subsidiary shall be the surviving corporation); provided that if the predecessor Subsidiary was a Guarantor, the surviving Subsidiary, if applicable, shall be a Guarantor hereunder, (iii) any liquidation of any Subsidiary of the Company into the Company or another Subsidiary of the Company, as applicable, and (iv) the Company may merge with any other Person, or any Subsidiary of the Company may consolidate or merge with any other Person, provided that (A) no Default or Unmatured Default shall exist immediately before or after giving effect to such Fundamental Change,
         (B) in the case of any merger of the Company, the Company is the surviving corporation in such merger and such merger is with a Person in a line of business substantially similar to that of the Company and its Subsidiaries as of the Closing Date or any business or activities which are similar, related or incidental thereto or logical extensions thereof, and (C) in the case of any merger or consolidation of any Subsidiary of the Company, the surviving corporation in such Fundamental Change is or becomes as a result thereof a Wholly-Owned Subsidiary of the Company and if the predecessor Subsidiary was a Guarantor, the surviving Subsidiary shall be a Guarantor hereunder, and
         (D) such transaction is with a Person in a line of business substantially similar to or related to that of the Company and its Subsidiaries as of the Closing Date or is a logical extension thereof.

         (j)  Margin   Regulations.   Neither   the  Company  nor  any  of  its
         Subsidiaries,   shall  use  all  or  any   portion  of  the   proceeds
         of any credit extended under this Agreement to purchase or carry Margin Stock.

         (k)  ERISA.

               (i) The Company shall not:

                  (A) engage, or permit any of its Subsidiaries to engage, in any material prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                  (B) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

                  (C) fail, or permit any Controlled Group member to fail, to pay timely required material contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (D) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any material liability of the Company or any Controlled Group member under Title IV of ERISA;

                  (E) fail to make any material contribution or payment to any Multiemployer Plan which the Company or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                  (F) permit any unfunded liabilities with respect to any Foreign Pension Plan except to the extent that any such unfunded liabilities are being funded by annual contributions made by the Company or any member of its Controlled Group and such annual contributions are not less than the minimum amounts, if any, required under applicable local law;

                  (G) fail, or permit any of its Subsidiaries or Controlled Group members to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment;

                  (H) fail, or permit any Controlled Group member to fail, to pay any required material installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

                  (I) amend, or permit any Controlled Group member to amend, a Plan resulting in a material increase in current liability for the plan year such that the Company or any Controlled Group member is required to provide security to such Plan under Section 401(a)(29) of the Code.

               (ii) For purposes of this Section 7.3(k), "material" means any noncompliance or basis for liability which could reasonably be expected to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000.


         (l) Certain Documents. Neither the Company nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions of (i) the Acquisition Documents, or of any of their respective constituent documents as in effect on the date hereof in any manner materially adverse to the interests of the Lenders or (ii) the documents evidencing the Subordinated Seller Debt.

         (m)  Fiscal  Year.  Neither  the  Company  nor any of its  consolidated
         Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the twelve-month period ending on Friday nearest to December 31 of each year, except as required by Agreement Accounting Principles or by law and disclosed to the Lenders and the Administrative Agent.

         (n) Hedging Obligations. The Company shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Company or its Subsidiaries pursuant to which the Company or its Subsidiaries has hedged its actual or anticipated interest rate, foreign currency or commodity exposure. Such permitted hedging agreements entered into by the Company or its Subsidiaries and any Lender or any Affiliate of any Lender are sometimes referred to herein as "Hedging Agreements".

         (o) Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, make Capital Expenditures in any fiscal year to the extent that during any fiscal year the aggregate amount of Capital Expenditures for the Company and its Subsidiaries would exceed $15,000,000, excluding any amount attributable to a Permitted Acquisition (the "Capital Expenditures Limit"). Notwithstanding the foregoing, in the event that the Company and its Subsidiaries do not expend the entire Capital Expenditures Limit for any fiscal year, the Company and its Subsidiaries may carry forward to the immediately succeeding fiscal year the unutilized portion of such Capital Expenditures Limit.

         (p) Restrictive Agreements. Other than (x) the Subordinated Seller Note, (y) customary provisions in licenses or similar agreements that restrict the ability of the Company or its Subsidiaries to assign, transfer, license or sublicense any intellectual property subject to such license or agreement and (z) negative pledge provisions in Equipment financing agreements which restrict only Liens on the Equipment subject to such agreement together with any accessions, additions, replacements or proceeds of such Equipment, the Company shall not, nor shall it permit any of its Subsidiaries to, enter into any indenture, agreement, instrument or other arrangement which directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of the Company or any Subsidiary to create Liens upon their assets securing the Obligations or of any Subsidiary to (i) pay dividends or make other distributions or Restricted Payments (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, (ii) make loans or advances to or other investments in the Company or any Subsidiary,
         (iii)  repay loans or advances  from the Company or any  Subsidiary  or
         (iv) transfer any of its properties to the Company or any Subsidiary.

         7.4      Financial Covenants.

          (a) Minimum Fixed Charge Coverage Ratio. The Company shall maintain as of the end of each fiscal quarter set forth below a Fixed Charge Coverage Ratio for the four fiscal quarter period then ending of not less than the ratio set forth below opposite such period:

                  Fiscal Quarter Ending                           Ratio
                  ---------------------                           -----
                  September 30, 2002 through June 30, 2003       1.10:1.00
                  September 30, 2003 and thereafter              1.20:1.00

          (b) Maximum Leverage Ratio. The Company shall at all times during the periods specified below maintain a Leverage Ratio for the four fiscal quarter period then ending of not greater than the ratio set forth below opposite such period:

                   Fiscal Quarter Ending                            Ratio
                   ---------------------                            -----
                  September 30, 2002 through June 30, 2003         2.00:1.00
                  September 30, 2003 and thereafter                1.75:1.00


         (c) Minimum Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time to be less than the sum of (i) 85% of Consolidated Net Worth on June 28, 2002 plus (ii) fifty percent (50%) of Net Income (if positive) calculated separately for each subsequent quarterly accounting period, in each case, excluding changes in cumulative foreign exchange translation adjustment, plus (iii) the aggregate amount of all Equity Interests issued after June 28, 2002.

ARTICLE VIII:  DEFAULTS

        8.1 Defaults. Each of the following occurrences shall constitute a Default under this Agreement:

         (a) Failure to Make Payments When Due. The Company or any Subsidiary Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to any Loan or (ii) shall fail to pay within five (5) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

         (b) Breach of Certain Covenants. The Company or any Subsidiary Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on it under:

               (i) Sections 7.1(b),  7.1(c), 7.1(f), 7.2(j), 7.2(k), 7.2(m), 7.3
          or 7.4 or

               (ii) any section of this Agreement or any other Loan Document not covered by Section 8.1(a), 8.1(b)(i) or 8.1(m) and such failure shall continue unremedied for thirty (30) days after the occurrence thereof.


         (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Company or any Subsidiary Borrower to the Administrative Agent or any Lender herein or by the Company or any Subsidiary Borrower or any of their Subsidiaries in any of the other Loan Documents or in any statement or certificate or information at any time given by any such Person pursuant to any of the Loan Documents shall be false in any material respect on the date as of which made or deemed made.

         (d) Default as to Other Indebtedness. The Company or any of its Subsidiaries shall fail to pay when due (i) any Subordinated Seller Debt or (ii) any Indebtedness in excess of $5,000,000 (any such Indebtedness being "Material Indebtedness"); or the Company or any of its Subsidiaries shall fail to perform (beyond the applicable grace period with respect thereto, if any) any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof.

         (e) Involuntary Bankruptcy; Appointment of Receiver, Etc.

                  (i) An involuntary case shall be commenced against the Company or any of the Company's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within forty-five (45) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of the Company's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of the Company's Subsidiaries or over all or a substantial part of the property of the Company or any of the Company's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company or any of the Company's Subsidiaries or of all or a substantial part of the property of the Company or any of the Company's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of the Company's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within forty-five (45) days after entry, appointment or issuance.

         (f) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Company or any of the Company's Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

         (g) Judgments and Attachments. Any money judgment(s) writ or warrant of attachment, or similar process against the Company or any Domestic Subsidiary or any of their respective assets involving in any single case or in the aggregate an amount in excess of $5,000,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than fifteen
         (15) days prior to the date of any proposed sale thereunder.

         (h) Dissolution. Any order, judgment or decree shall be entered against the Company or any Domestic Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of forty-five (45) days; or the Company or any Domestic Subsidiary shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

         (i) Termination Event. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject the Company to liability in excess of $5,000,000. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000.

         (j) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the Administrative Agent or the Required Lenders believe the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Company or any Controlled Group member to liability in excess of $5,000,000.

         (k) Change of Control.  A Change of Control shall occur.

         (l) Guarantor Revocation. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect; in each case other than a Guarantor's ceasing to be a Subsidiary Borrower pursuant to Section
         2.23 hereof or the disposition of such Guarantor in any transaction permitted by Section 7.3(b) hereof.

         (m) Collateral Documents. Any Collateral Documents shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any "Default" or "Unmatured Default" shall occur under and as defined in any Collateral Document or shall deny, or give notice to such effect, that it has any further liability under such Collateral Document or any Collateral Document shall for any reason fail to create a valid and perfected, first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of such Collateral Document.

         A Default shall be deemed "continuing" until cured or until waived in writing in accordance with Section 9.2.

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES

         9.1 Termination of Revolving Loan Commitments; Acceleration. If any Default described in Section 8.1(e) or 8.1(f) occurs with respect to the Company or any Subsidiary Borrower, the obligations of the Lenders to make Loans (including, without limitation, Alternate Currency Loans) hereunder and the obligation of any Issuing Banks to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders, or the Administrative Agent acting at the direction of the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans (including, without limitation, Alternate Currency Loans) hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers expressly waive.

         9.2 Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default or Unmatured Default hereunder; provided that no such supplemental agreement shall, without the consent of each Lender directly affected thereby:

          (a) Postpone or extend the Revolving Loan Termination Date, the Term Loan Maturity Date or any other date scheduled for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to a waiver of the application of the default rate of interest pursuant to Section 2.12 hereof).

          (b) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon.

          (c) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders hereunder specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders", "Pro Rata Revolving Share", "Pro Rata Share", "Pro Rata Term Share", "Pro Rata Tranche A Revolving Share", "Pro Rata Tranche B Revolving Share", "Pro Rata Tranche C Revolving Share" or "Pro Rata Tranche D Revolving Share".

          (d) Increase the amount of the Revolving Loan Commitment of any Lender hereunder.

          (e) Permit the Company or any Subsidiary Borrower to assign its rights under this Agreement or any Guaranty.

          (f) Release the Company or any Guarantor from any of its obligations under the Guaranty set forth in Article X hereof or any other Guaranty.

          (g) Amend this Section 9.2.

          (h) Release all or a substantial portion of the collateral pledged pursuant to the Collateral Documents (except as expressly provided therein).

          (i) Amend the definition of "Trigger Event Date".

         No amendment of any provision of this Agreement relating to (a) the Administrative Agent shall be effective without the written consent of the Administrative Agent, (b) any Issuing Bank shall be effective without the written consent of such Issuing Bank and (c) any Swing Line Loan shall be effective without the written consent of the Swing Line Bank. The Administrative Agent may waive payment of the fee required under Section 14.3(b) without obtaining the consent of any of the Lenders.

         9.3 Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Company or any other Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the requisite number of Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.


ARTICLE X:  GUARANTY

         10.1  Guaranty.  For  valuable  consideration,  the receipt of which is hereby acknowledged, and to induce the Lenders to make advances to each Subsidiary Borrower and to make, issue and participate in Letters of Credit, Swing Line Loans and Alternate Currency Loans, the Company hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future obligations including without limitation the Obligations, of each Subsidiary Borrower to the Administrative Agent, the Lenders, the Swing Line Bank, the Issuing Lenders, the Alternate Currency Banks, or any of them, under or with respect to the Loan Documents or under or with respect to any Hedging Agreement entered into in connection with this Agreement, whether for principal, interest, (including interest accruing after the commencement of any bankruptcy insolvency or similar proceeding whether or not allowed as a claim in such proceeding) fees, expenses or otherwise (collectively, the "Guaranteed Obligations", and each such Subsidiary Borrower being an "Obligor" and collectively, the "Obligors").

         10.2 Waivers. The Company waives notice of the acceptance of this guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. The Company further waives presentment, protest, notice of notices delivered or demand made on any Obligor or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Administrative Agent and the Lenders to sue any Obligor, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with the Company their assessments of the financial condition of the Obligors.

         10.3 Guaranty Absolute. This guaranty is a guaranty of payment and not of collection, is a primary obligation of the Company and not one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral; (c) any waiver of any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral;
(f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Administrative Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of any Obligor or the insolvency, bankruptcy or any other change in the legal status of any Obligor; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of the Company or any Obligor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which the
Company may have at any time against any Obligor, or any other Person in connection herewith or an unrelated transaction; (k) the Administrative Agent's or any Lender's election, in any case or proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of section 1111(b)(2) of the Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by the Company, as debtor in possession, under section 363 or 364 of the United States Bankruptcy Code; (m) the disallowance of all or any portion any Lender's claims for repayment of the Guaranteed Debt under section 502 or 506 of the United States Bankruptcy Code; or (n) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor; all whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this paragraph. It is agreed that the Company's liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that the Company's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Obligor of the Guaranteed Obligations in the manner agreed upon between the Obligor and the Administrative Agent and the Lenders.

         10.4 Acceleration. The Company agrees that, as between the Company on the one hand, and the Lenders and the Administrative Agent, on the other hand, the obligations of each Obligor guaranteed under this Article X may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 9.1 hereof for purposes of this Article X, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Obligor or otherwise) preventing such declaration as against such Obligor and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Obligor) shall forthwith become due and payable by the Company for purposes of this Article X.

         10.5 Marshaling; Reinstatement. None of the Lenders nor the Administrative Agent nor any Person acting for or on behalf of the Lenders or the Administrative Agent shall have any obligation to marshall any assets in favor of the Company or against or in payment of any or all of the Guaranteed Obligations. If the Company, any other Borrower or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to any Lender or the Administrative Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Borrower, the Company, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Company, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

         10.6 Subrogation. Until the irrevocable payment in full of the Obligations and termination of all commitments which could give rise to any Guaranteed Obligation, the Company shall have no right of subrogation with respect to the Guaranteed Obligations, and hereby waives any right to enforce any remedy which the Administrative Agent and/or the Lenders now has or may hereafter have against the Company, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and the Company hereby waives any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent and/or the Lenders to secure payment of the Guaranteed Obligations or any part thereof or any other liability of any Obligor to the Administrative Agent and/or the Lenders.

         10.7 Termination Date. Subject to Section 10.5 this guaranty shall continue in effect until the later of (a) the Facility Termination Date, and (b) the date on which this Agreement has otherwise expired or been terminated in accordance with its terms and all of the Guaranteed Obligations have been paid in full in cash.


ARTICLE XI:  GENERAL PROVISIONS

         11.1 Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated so long as any principal, accrued interest, fees, or any other amount due and payable under any Loan Document is outstanding and unpaid (other than contingent reimbursement and indemnification obligations) and so long as the Revolving Loan Commitments have not been terminated.

         11.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company or any other Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

        11.3  Headings.   Section   headings  in  the  Loan  Documents  are  for
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

        11.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter thereof other than the New Fee Letter.

        11.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Any obligation of "the Borrowers" hereunder shall be joint and several obligation of the Borrowers. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         11.6     Expenses; Indemnification.

         (a) Expenses. The Borrowers shall reimburse the Administrative Agent for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent, Issuing Banks, Swing Line Bank and Alternative Currency Banks) paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, proposed or completed amendment, waiver or modification, and administration of the Loan Documents. The Borrowers also agree to reimburse the Administrative Agent, each Alternate Currency Bank, each Arranger and each of the Lenders for any costs and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent, each Alternate Currency Bank, each Arranger and each Lender, which attorneys and paralegals may be employees of the Administrative Agent, such Alternate Currency Bank, such Arranger, or the Lenders) paid or incurred by the Administrative Agent, the Alternate Currency Banks, the Arrangers or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. The Administrative Agent shall provide the Borrowers with a detailed statement of all reimbursements requested under this Section 11.6(a).

         (b) Indemnity. The Borrowers hereby further agree to indemnify the Administrative Agent, the Arrangers, the Alternate Currency Banks, the Issuing Banks and each and all of the Lenders and each of their respective Affiliates, and each of the Administrative Agent's, Arrangers', Alternate Currency Bank's, Issuing Bank's, Lender's and Affiliate's directors, officers, employees, attorneys and agents (all such persons, "Indemnitees") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such Indemnitee is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Spectra Precision Acquisition, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.

          (c) Waiver of Certain Claims. The Borrowers further agree to assert no claim against any of the Indemnitees on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages.

          (d) Survival of Agreements. The obligations and agreements of the Borrowers under this Section 11.6 shall survive the termination of this Agreement.

         11.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         11.8 Accounting. Except with respect to the pricing grid calculations in Section 2.15 and the financial covenant calculations in Section 7.4, both of which shall be made in accordance with Agreement Accounting Principles as in effect on the date hereof, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with generally accepted accounting principles as in effect from time to time, consistently applied.

         11.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         11.10 Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers or the Guarantors. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Borrower or Guarantor to review or inform any Borrower or Guarantor of any matter in connection with any phase of the Borrowers' business or operations.

         11.11 GOVERNING LAW. ANY DISPUTE BETWEEN ANY BORROWER AND THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (BUT WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

         11.12    CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (a) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (b), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (a) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (b) OTHER JURISDICTIONS. EACH BORROWER AGREES THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH BORROWER OR ITS RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL
         JURISDICTION OVER ANY BORROWERS (2) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON OR (3) FORECLOSE ON COLLATERAL LOCATED IN SUCH JURISDICTION. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE UNRELATED COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (b).

         (c) VENUE. EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

         (d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL
         WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (e) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF SECTION 11.6 AND THIS SECTION 11.12, WITH ITS COUNSEL.

         11.13 Other Transactions. Each of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks, the Swing Line Bank and the Borrowers acknowledge that the Administrative Agent and the Lenders (or Affiliates of the Administrative Agent and the Lenders) may, from time to time, effect transactions for their own accounts or the accounts of customers, and hold positions in loans or options on loans of the Company, the Company's
Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. In addition, certain Affiliates of one or more of the Lenders are or may be securities firms and as such may effect, from time to time, transactions for their own accounts or for the accounts of customers and hold positions in securities or options on securities of the Company, the Company's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. Other business units affiliated with the Administrative Agent may from time to time provide other financial services and products to the Company and its Subsidiaries.


ARTICLE XII:  THE ADMINISTRATIVE AGENT

         12.1 Appointment; Nature of Relationship. BNS is appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XII. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Holder of Obligations by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Holders of Obligations, (ii) is a "representative" of the Holders of Obligations within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its Affiliates as Holders of Obligations, agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Obligations waives.

         12.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

         12.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Company, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of such Person.

         12.4 No Responsibility for Loans, Creditworthiness, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document;
(c) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or (e) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Company or any of its Subsidiaries.

         12.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all owners of Loans and on all Holders of Obligations. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         12.6 Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

         12.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         12.8 The Administrative Agent's, Issuing Banks', Swing Line Bank's and Alternate Currency Banks' Reimbursement and Indemnification.

          (a) The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (i) for any expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (ii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of the Administrative Agent.

          (b) The Lenders with a Revolving Loan Commitment agree to reimburse and indemnify the Administrative Agent, the Issuing Banks, the Swing Line Bank and the Alternate Currency Banks ratably in proportion to their respective Pro Rata Revolving Shares (i) any amounts not reimbursed by any Borrower for which the Administrative Agent, the Issuing Banks, the Swing Line Bank and the Alternate Currency Banks are entitled to reimbursement by any Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent, any Issuing Bank, the Swing Line Bank or any Alternate Currency Bank on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, any Issuing Bank, the Swing Line Bank or any Alternate Currency Bank in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of the Administrative Agent, the applicable Issuing Bank, the Swing Line Bank or the applicable Alternate Currency Bank.

         12.9 Rights as a Lender. With respect to its Revolving Loan Commitment, Loans made by it, Swing Line Loans made by it and Letters of Credit issued by it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders", "Swing Line Bank", "Issuing Bank" or "Issuing Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

         12.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         12.11 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring
Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

         12.12 No Duties Imposed Upon Syndication Agent, Documentation Agent or Arrangers. None of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent", "Documentation Agent" or "Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, (a) expressly granted indemnification rights and (b) if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreements as a "Syndication Agent", "Documentation Agent" or "Arranger" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreements set forth in Section 12.10, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         12.13 Collateral Agent. The Lenders agree that the Administrative Agent may, on their behalf, appoint a Collateral Agent under the Mortgages with respect to real estate located in the State of Ohio and related title insurance, surveys and other documentation. All references to the "Administrative Agent" in
Article XII shall also be deemed to be references to the Collateral Agent.


ARTICLE XIII:  SETOFF; RATABLE PAYMENTS

         13.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any Indebtedness from any Lender to the Company or any other Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         13.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 4.1, 4.2 or 4.4 and payments expressly hereunder provided to be distributed on other than a pro rata basis or payments made and distributed in accordance with Section 2.12) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

       13.3 Application of Payments. The Administrative Agent shall apply all payments and prepayments in respect of any Obligations in the following order: first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the applicable Borrower and to pay any Swing Line Loan, Alternate Currency Loan or Reimbursement Obligation that has not been paid; second, to the ratable payment of the Obligations then due and payable; and third, to the ratable payment of all other Obligations.

         13.4  Relations  Among  Lenders.   The  Lenders  are  not  partners  or
co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

ARTICLE XIV:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         14.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (a) no Borrower shall have any right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and any such assignment in violation of this Section 14.1(a) shall be null and void, and (b) any assignment by any Lender must be made in compliance with Section 14.3 hereof. Notwithstanding clause (b) of this Section 14.1 or Section 14.3, (i) any Lender may at any time, without the consent of any Borrower or the Administrative Agent (unless a Default or Unmatured Default has occurred and is continuing, in which case the consent of the Administrative Agent shall be required, which consent shall not unreasonably be withheld), assign all or any portion of its rights under this Agreement to a Federal Reserve Bank and (ii) any Lender which is a fund or commingled investment vehicle that invests in commercial loans in the ordinary course of its business may at any time, without the consent of any Borrower or the Administrative Agent (unless a Default or Unmatured Default has occurred and is continuing, in which case the consent of the Administrative Agent shall be required, which consent shall not unreasonably be withheld), pledge or assign all or any part of its rights under this Agreement to a trustee or other representative of holders of obligations owed or securities issued by such Lender as collateral to secure such obligations or securities; provided that no such assignment or pledge shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat each Lender as the owner of the Loans made by such Lender hereunder for all purposes hereof unless and until such Lender complies with Section 14.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Loan, Revolving Loan Commitment, L/C Interest or any other interest of a lender under the Loan Documents agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any Loan, shall be conclusive and binding on any subsequent owner, transferee or assignee of such Loan.

         14.2     Participations.

         (a) Permitted Participants; Effect. Subject to the terms set forth in this Section 14.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Revolving Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Administrative Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof. Upon receiving said notice, the Administrative Agent shall record the participation in the Register it maintains. Moreover, notwithstanding such recordation, such participation shall not be considered an assignment under Section 14.3 of this Agreement and such Participant shall not be considered a Lender. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of all Loans made by it for all purposes under the Loan Documents, all amounts payable by the applicable Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the applicable Borrower and the
         Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Article IV and
         Section 9.2 hereof, the Participants shall be entitled to the same rights as if they were Lenders.

         (b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Letter of Credit or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment.

         14.3     Assignments.

         (a) Permitted  Assignments.

               (i) Any Lender  (each such  assigning  Lender  under this Section
          14.3 being an "Assigning Lender") may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (other than the Company or any of its Affiliates) ("Purchasers") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Tranche A Revolving Loan Commitment, its Tranche B Revolving Loan Commitment, its Tranche C Revolving Loan Commitment, its Tranche D Revolving Loan Commitment, any Loans owing to it, all of its participation interests in existing Letters of Credit, Swing Line Loans and Alternate Currency Loans, and its obligation to participate in additional Letters of Credit, Swing Line Loans and Alternate Currency Loans hereunder) in accordance with the provisions of this
          Section 14.3. Such assignment shall be substantially in the form of Exhibit D hereto and shall not be permitted hereunder unless such assignment is either for all of such Assigning Lender's rights and obligations under the Loan Documents or, without the prior written consent of the Administrative Agent and the Company, involves loans and commitments as a consequence of which neither the Assigning Lender nor the Purchaser will have a Revolving Loan Commitment or Term Loans, as applicable, of less than $5,000,000; provided that the foregoing restrictions with respect to such Revolving Loan Commitments or Term Loans having a minimum aggregate amount (A) shall not apply to any assignment between Lenders, or to an Affiliate or Approved Fund of any Lender, and (B) in any event may be waived by the Administrative Agent. The written consent of the Administrative Agent, and, prior to the occurrence of a Default, the Company (which consent, in each such case, shall not be unreasonably withheld), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate or Approved Fund of such Lender.

               (ii)  Notwithstanding  anything to the contrary contained herein, any Lender (each such Lender, a "Granting Bank") may grant to a special purpose funding vehicle (each such special purpose funding vehicle, a "SPC"), identified as such in writing from time to time by the applicable Granting Bank to the Administrative Agent and the Company, the option to provide to the Company and the other Borrowers all or any part of any Advance that such Granting Bank would otherwise be obligated to make to the applicable Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the applicable Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by any SPC hereunder shall utilize the Revolving Loan Commitment of the applicable Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or other similar payment obligation under this Agreement (all liability for which shall remain with the applicable Granting Bank). All notices hereunder to any Granting Bank or the related SPC, and all payments in respect of the Obligations due to such Granting Bank or the related SPC, shall be made to such Granting Bank. In addition, each Granting Bank shall vote as a Lender hereunder without giving effect to any assignment under this Section 14.3(a)(ii), and not SPC shall have any vote as a Lender under this Agreement for any purpose. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereto. In addition, notwithstanding anything to the contrary contained in this Section 14.3, any SPC may (A) with notice to, but without the prior  written  consent of, the Company and the Administrative Agent and without paying any processing or administrative fee therefor, assign all or a portion of its interest in any Advances to the Granting Bank or to any financial institutions (consented to by the Company and the Administrative Agent in accordance with the terms of Section 14.3(a)(i)) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (B) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 14.3(a)(ii) may not be amended without the written consent of each SPC affected thereby.

         (b) Effect; Effective Date. Upon (i) delivery to the Administrative Agent and the Alternate Currency Banks of a notice of assignment, substantially in the form attached as Appendix I to Exhibit D hereto (a "Notice of Assignment"), together with any consent required by Section 14.3(a) hereof, (ii) payment of a $3,500 fee by the assignee or the assignor (as agreed) to the Administrative Agent for processing such assignment, and (iii) the completion of the recording requirements in
         Section 14.3(c), such assignment shall become effective on the later of such date when the requirements in clauses (i), (ii), and (iii) are met or the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Loan Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Borrower, the Lenders, the Alternate Currency Banks or the Administrative Agent shall be required to release the Assigning Lender with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans and Letter of Credit, Swing Line Loans and Alternate Currency Loan participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this
         Section 14.3(b), the Assigning Lender, the Administrative Agent, the Alternate Currency Banks and the Borrowers shall make appropriate arrangements so that, to the extent notes have been issued to evidence any of the transferred Loans, replacement notes are issued to such Assigning Lender and new notes or, as appropriate, replacement notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment, as adjusted pursuant to such assignment. Notwithstanding anything to the contrary herein, no Borrower shall, at any time, be obligated to pay under Section 2.14(e) to any Lender that is a Purchaser, assignee or transferee any sum in excess of the sum which such Borrower would have been obligated to pay to the Lender that was the Assigning Lender, assignor or transferor had such assignment or transfer not been effected.

         (c) The Register. Notwithstanding anything to the contrary in this Agreement, each Borrower hereby designates the Administrative Agent, and the Administrative Agent hereby accepts such designation, to serve as such Borrower's contractual representative solely for purposes of this Section 14.3(c). In this connection, the Administrative Agent shall maintain at its address referred to in Section 15.1 a copy of each assignment delivered to and accepted by it pursuant to this
         Section 14.3 and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Revolving Loan Commitment of each Lender, the principal amount of and interest on the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 14.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         14.4 Confidentiality. Subject to Section 14.5, the Administrative Agent and the Lenders and their respective representatives shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Company or any other Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending or investment practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or any securities exchange or similar self-regulatory organization or representative thereof or pursuant to a regulatory examination or legal process, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor. In no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by the Company; provided that each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Company in connection with this Agreement.

         14.5 Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Company and its Subsidiaries; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with Section 14.4 the confidentiality of any confidential information described therein.


ARTICLE XV:  NOTICES

         15.1 Giving Notice. Except as otherwise permitted by Section 2.10(d) with respect to Borrowing/Conversion/Continuation Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         15.2 Change of Address. The Borrowers, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

         15.3 Authority of Company. Each of the Subsidiary Borrowers, by its execution hereof or of an Assumption Letter (a) irrevocably authorizes the Company, on behalf of such Subsidiary Borrower, to give and receive all notices under the Loan Documents and to make all elections under the Loan Documents and to give all Borrowing/Conversion/Continuation Notices on its behalf, (b) agrees to be bound by any such notices or elections and (c) agrees that the Administrative Agent and Lenders may rely upon any such policies or elections as if they had been given or made by such Subsidiary Borrower.


ARTICLE XVI:  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the
Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

         IN WITNESS WHEREOF, the Company, the Subsidiary Borrowers, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                   TRIMBLE NAVIGATION LIMITED, as the Company



                   By:  /s/ Mary Ellen Genovese
                        ------------------------
                        Name: Mary Ellen Genovese
                         Title: CFO and Asst. Secretary

                   Address:           645 North Mary Avenue
                                      Sunnyvale, CA 94086

                   Attention:         Mary Ellen Genovese
                   Telephone No.:     (408) 481-7856
                   Facsimile No.:     (408) 481-2996

               THE BANK OF NOVA SCOTIA, as Administrative Agent, Issuing Bank, Swing Line Bank, Alternate Currency Bank, Arranger and Lender


               By:/s/ Liz Hanson
                  ---------------
                  Name: Liz Hanson
                  Title: Director



                Address:           The Bank of Nova Scotia
                                   580 California Street, Suite 2100
                                   San Francisco, CA 94104


                Attention:         Liz Hanson
                Telephone No.:     (415) 616-4153
                Facsimile No.:     (415) 397-0791

               FLEET NATIONAL BANK, as Syndication Agent and Lender



               By:/s/ Lee A. Merkly-Raymond
                  -------------------------
                  Name:  Lee A. Merkle-Raymond
                  Title: Director

                  Address:           100 Federal Street
                                     Boston, MA  02110

                  Attention:         Chris Mathon
                  Telephone No.:     (617) 434-5726
                  Facsimile No.:     (617) 434-0382

                   BANK of AMERICA, N.A., as Documentation Agent and as Lender


                   By:/s/ John C. Plecque
                      -------------------
                      Name:  John C. Plecque
                      Title: Senior Vice President
                             Credit Products Officer

                   Address:             530 Lytton Avenue, 2nd Floor
                                        Palo Alto, CA  94301

                   Attention:           John C. Plecque
                   Telephone No.:       (650) 853-4475
                   Facsimile No.:       (650) 853-4529

                    ERSTE BANK, NEW YORK BRANCH, as Lender


                    By:/s/ Robert J. Wagman
                       --------------------
                       Name: Robert J. Wagman
                       Title: Vice President


                    By:/s/ John Fay
                         ------------
                       Name: John Fay
                       Title: Vice President

                            Address: 280 Park Avenue
                                        West Building
                                        New York, NY 10017
                    Attention:          Robert J. Wagman
                    Telephone No.:      (212) 984-5633
                    Facsimile No.:      (212) 986-5627

              WELLS FARGO BANK, as Lender


               By:/s/ Jill B. Ta
                  --------------
                  Name: Jill B. Ta
                  Title: Vice President


                Address:                400 Hamilton Avenue
                                        Palo Alto, CA 94301
                Attention:              Jill B. Ta
                Telephone No.:          (650) 855-6629
                Facsimile No.:          (650) 328-0814

                   NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Lender


                   By: /s/ Ulf Forsstrom
                       ------------------
                       Name: Ulf Forsstrom
                       Title: Vice President


                   By:/s/ Leena Parker
                      ----------------
                      Name: Leena Parker
                      Title: Vice President


                   Address:              437 Madison Avenue
                                         New York, NY 10022
                   Attention:            Ulf Forsstrom
                   Telephone No.:       (212) 318-9302
                   Facsimile No.:       (212) 421-4420

                BANK OF THE WEST, as Lender


                By:/s/ Tien Lim
                   ------------
                   Name: Tien Lim
                   Title:  Assistant Vice President

                Address:                220 Almaden Blvd., 2nd Floor
                                        San Jose, CA  95113
                Attention:              Tien Lim
                Telephone No.:          (408) 299-1630
                Facsimile No.:          (408) 292-4092

                 NATIONAL CITY BANK OF KENTUCKY, as Lender


                 By:/s/ Tom Gurbach
                 ------------------
                    Name: Tom Gurbach
                    Title: Vice President

                  Address:              1900 East 9th Street
                                        Locator 2077
                                        Cleveland, OH 44114
                  Attention:            Tom Gurbach
                  Telephone No.:        (216) 222-9324
                  Facsimile No.:        (216) 222-0003

                  IBM CREDIT CORPORATION, as Lender


                  By:/s/
                      Name:
                      Title:

                  Address:              North Castle Drive
                                        Armonk, NY 10504
                  Attention:            Ronald J. Bachner
                  Telephone No.:        (914) 765-6068
                  Facsimile No.:        (914) 765-6271

                    UNION BANK OF CALIFORNIA, N.A., as Lender


                    By:/s/ Allan B. Miner
                    ---------------------
                       Name: Allan B. Miner
                       Title: Vice President

                    Address:             99 Almaden Blvd., Suite 200
                                         San Jose, CA  95113
                    Attention:           Al Miner
                    Telephone No.:      (408) 279-7742
                    Facsimile No.:      (408) 280-7163

                                    EXHIBIT A

                          LOAN COMMITMENTS AND AMOUNTS

                                  Amount of    Amount of      Amount of      Amount of
                                  Tranche A    Tranche B      Tranche C      Tranche D
                                  Revolving    Revolving      Revolving      Revolving
                                  Loan         Loan           Loan           Loan                          Total Commitment/
                                  Commitment   Commitment     Commitment     Commitment      Term Loans    Loans
Lender
------
The Bank of Nova Scotia                $0          $0         $6,500,000      $8,500,000      $4,238,000    $19,238,000

Fleet National Bank                    $0          $0         $3,625,000      $9,875,000      $4,401,000    $17,901,000

Bank of America, N.A.                  $0          $0         $7,500,000      $7,500,0000     $4,075,000    $19,075,000

National City Bank of Kentucky         $0          $0         $3,750,000      $3,750,000      $2,445,000     $9,945,000

Kentucky Bank of the West          $1,910,377  $1,066,514         $0              $0          $2,445,000     $5,421,891

Nordea Bank Finland PLC,
New York Branch                      $0           $0          $3,750,000      $3,750,000      $2,445,000     $9,945,000

Wells Fargo Bank                       $0          $0         $3,750,000      $3,750,000      $2,445,000     $9,945,000

Erste Bank, New York Branch            $0          $0         $2,500,000      $2,500,000      $1,630,000     $6,630,000

Union Bank of California, N.A.         $0          $0         $6,125,000      $8,875,000          $0        $15,000,000

ABN AMRO Bank N.V.                     $0      $1,086,611         $0              $0          $4,401,000     $5,487,611

IBM Credit Corporation            $12,500,000      $0             $0              $0          $4,075,000    $16,575,000

TOTAL                             $12,500,000  $1,500,000    $37,500,000     $48,500,000     $32,600,000    $132,600,000
                                  ===========  ==========    ===========     ===========     ===========    ============


                                Table of Contents
                                   (continued)
                                      -vi-
                                Table of Contents



                                       -i-

ARTICLE I:  DEFINITIONS.......................................................2

1.1 Certain Defined Terms.....................................................2

1.2 References...............................................................33

1.3 Rounding and Other Consequential Changes.................................33

ARTICLE II: LOAN FACILITIES..................................................33

2.1 Revolving Loans..........................................................33

2.2 Term Loans...............................................................36

2.3 Swing Line Loans.........................................................36

2.4 Rate Options for all Advances; Maximum Interest Periods..................38

2.5 Optional Payments; Mandatory Prepayments.................................38

2.6 Reductions and Adjustments of Revolving Loan Commitments.................41

2.7 Method of Borrowing......................................................43

2.8 Method of Selecting Types and Interest Periods for Advances..............43

2.9 Minimum Amount of Each Advance...........................................44

2.10 Method of Selecting Types and Interest Periods for Conversion
and Continuation of Advances.................................................44

2.11 Default Rate............................................................46

2.12 Method of Payment.......................................................46

2.13 Evidence of Debt........................................................47

2.14 Telephonic Notices......................................................48

2.15 Promise to Pay; Interest and Fees; Interest Payment Dates;
Interest and Fee Basis; Taxes; Loan and Control
Accounts.....................................................................48

2.16 Notification of Advances, Interest Rates, Prepayments and Aggregate
Revolving Loan Commitment Reductions.........................................53

2.17 Lending Installations...................................................54

2.18 Non-Receipt of Funds by the Administrative Agent........................54

2.19 Termination Date........................................................54

2.20 Replacement of Certain Lenders..........................................54

2.21 Alternate Currency Loans................................................55

2.22 Judgment Currency.......................................................58

2.23 Market Disruption; Denomination of Amounts in Dollars;
Dollar Equivalent of Reimbursement Obligations...............................58

2.24 Subsidiary Borrowers....................................................59

2.25 Security................................................................60

2.26 Assignment and Reallocation of Existing Commitments and
Existing Loans...............................................................60

ARTICLE III:  THE LETTER OF CREDIT FACILITY..................................61

3.1 Obligation to Issue Letters of Credit....................................61

3.2 Transitional Provision...................................................61

3.3 Types and Amounts........................................................61

3.4 Conditions...............................................................62

3.5 Procedure for Issuance of Letters of Credit..............................62

3.6 Letter of Credit Participation...........................................63

3.7 Reimbursement Obligation.................................................63

3.8 Letter of Credit Fees....................................................64

3.9 Issuing Bank Reporting Requirements......................................64

3.10 Indemnification; Exoneration............................................65

3.11 Cash Collateral.........................................................66

ARTICLE IV:  CHANGE IN CIRCUMSTANCES.........................................66

4.1 Yield Protection.........................................................66

4.2 Changes in Capital Adequacy Regulations..................................67

4.3 Availability of Types of Advances........................................68

4.4 Funding Indemnification..................................................68

4.5 Lender Statements; Survival of Indemnity.................................68

ARTICLE V:  CONDITIONS PRECEDENT.............................................69

5.1 Effectiveness............................................................69

5.2 Initial Advance to Each New Subsidiary Borrower..........................70

5.3 Each Advance and Each Letter of Credit...................................70

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES..................................71

6.1 Organization; Corporate Powers...........................................71

6.2 Authorization and Validity...............................................71

6.3 No Conflict; Government Consent..........................................72

6.4 Financial Statements.....................................................72

6.5 Material Adverse Change..................................................72

6.6 Taxes....................................................................72

6.7 Litigation and Contingent Obligations....................................73

6.8 Subsidiaries.............................................................73

6.9 ERISA....................................................................73

6.10 Accuracy of Information.................................................74

6.11 Regulation U............................................................74

6.12 Material Agreements.....................................................74

6.13 Compliance With Laws....................................................74

6.14 Ownership of Properties.................................................75

6.15 Statutory Indebtedness Restrictions.....................................75

6.16 Environmental Matters...................................................75

6.17 Insurance...............................................................75

6.18 Labor Matters...........................................................76

6.19 Solvency................................................................76

6.20 Default.................................................................76

6.21 Foreign Employee Benefit Matters........................................76

6.22 Acquisition Documents...................................................76

6.23 Collateral Documents....................................................76

6.24 Security................................................................76

6.25 Subordinated Seller Debt................................................77

6.26 Subsidiaries............................................................77

6.27 Representations and Warranties of each Subsidiary Borrower..............77

ARTICLE VII:  COVENANTS......................................................79

7.1 Reporting................................................................79

7.2 Affirmative Covenants....................................................83

7.3 Negative Covenants.......................................................86

7.4 Financial Covenants......................................................94

ARTICLE VIII:  DEFAULTS......................................................94

8.1 Defaults.................................................................94

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS,
AMENDMENTS AND REMEDIES......................................................97

9.1 Termination of Revolving Loan Commitments; Acceleration..................97

9.2 Amendments...............................................................97

9.3 Preservation of Rights...................................................98

ARTICLE X:  GUARANTY.........................................................99

10.1 Guaranty................................................................99

10.2 Waivers.................................................................99

10.3 Guaranty Absolute.......................................................99

10.4 Acceleration...........................................................100

10.5 Marshaling; Reinstatement..............................................100

10.6 Subrogation............................................................101

10.7 Termination Date.......................................................101

ARTICLE XI:  GENERAL PROVISIONS.............................................101

11.1 Survival of Representations............................................101

11.2 Governmental Regulation................................................101

11.3 Headings...............................................................101

11.4 Entire Agreement.......................................................101

11.5 Several Obligations; Benefits of this Agreement........................102

11.6 Expenses; Indemnification..............................................102

11.7 Numbers of Documents...................................................103

11.8 Accounting.............................................................103

11.9 Severability of Provisions.............................................103

11.10 Nonliability of Lenders...............................................103

11.11 Governing Law.........................................................103

11.12 Consent to Jurisdiction; Service of Process; Jury Trial...............103

11.13 Other Transactions....................................................105

ARTICLE XII:  THE ADMINISTRATIVE AGENT......................................105

12.1 Appointment; Nature of Relationship....................................105

12.2 Powers.................................................................106

12.3 General Immunity.......................................................106

12.4 No Responsibility for Loans, Creditworthiness, Recitals, Etc...........106

12.5 Action on Instructions of Lenders......................................106

12.6 Employment of Agents and Counsel.......................................107

12.7 Reliance on Documents; Counsel.........................................107

12.8 The Administrative Agent's, Issuing Banks', Swing Line Bank's and
Alternate Currency Banks' Reimbursement and Indemnification.................107

12.9 Rights as a Lender.....................................................108

12.10 Lender Credit Decision................................................108

12.11 Successor Administrative Agent........................................108

12.12 No Duties Imposed Upon Syndication Agent,
Documentation Agent or Arrangers............................................109

12.13 Collateral Agent......................................................109

ARTICLE XIII:  SETOFF; RATABLE PAYMENTS.....................................109

13.1 Setoff.................................................................109

13.2 Ratable Payments.......................................................109

13.3 Application of Payments................................................110

13.4 Relations Among Lenders................................................110

ARTICLE XIV:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.............110

14.1 Successors and Assigns.................................................110

14.2 Participations.........................................................111

14.3 Assignments............................................................111

14.4 Confidentiality........................................................114

14.5 Dissemination of Information...........................................114

ARTICLE XV:  NOTICES........................................................115

15.1 Giving Notice..........................................................115

15.2 Change of Address......................................................115

15.3 Authority of Company...................................................115

ARTICLE XVI:  COUNTERPARTS..................................................115